                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement               [ ]  Confidential, for use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                INFOGRAMES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                INFOGRAMES, INC.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 25, 2000

                            ------------------------

To the Stockholders of Infogrames, Inc.:

     The 2000 Annual Meeting of Stockholders (the "Annual Meeting") of Infogrames, Inc. (the "Company") will be held at the Grand Hyatt New York, Park Avenue at Grand Central, 109 East 42nd Street, New York, New York, on Tuesday, July 25, 2000 at 9:30 a.m., local time, for the following purposes:

        1. To elect two Class I directors and two Class II directors.

        2. To ratify and approve the appointment of Deloitte & Touche LLP as independent auditors for the fiscal year ended March 31, 2000, and, in connection with the change of the Company's fiscal year end from March 31 to June 30, the transitional fiscal year ending June 30, 2000 and the fiscal year ending June 30, 2001.

        3. To approve and adopt the Infogrames, Inc. 2000 Stock Incentive Plan.

        4. To transact other such business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on June 22, 2000 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment thereof. Shares of common stock can be voted at the Annual Meeting only if the holder is present at the Annual Meeting in person or by valid proxy. A copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2000 is being mailed with this Notice and Proxy Statement on or about June 29, 2000 to all stockholders of record on the record date.

                                          By Order of the Board of Directors

                                          DENIS GUYENNOT
                                          Secretary

Dated: June 29, 2000

WHETHER OR NOT YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. YOU MAY REVOKE YOUR PROXY IF YOU DECIDE TO ATTEND THE ANNUAL MEETING AND WISH TO VOTE YOUR SHARES IN PERSON.

                                INFOGRAMES, INC.
                                417 FIFTH AVENUE
                            NEW YORK, NEW YORK 10016

                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JULY 25, 2000
                            ------------------------

                                    GENERAL

     This proxy statement is furnished by the board of directors (the "Board of Directors" or the "Board") of Infogrames, Inc., a Delaware corporation (the "Company"), in connection with the Company's annual meeting of stockholders (the "Annual Meeting") to be held on July 25, 2000. The proxy materials are intended to be mailed on or about June 29, 2000 to the Company's stockholders of record at the close of business on June 22, 2000 (the "Record Date"). As of the Record Date, there were 103,426,165 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), issued and outstanding. Each holder of shares of Common Stock issued and outstanding on the Record Date is entitled to one vote for each such share held on each matter of business to be considered at the Annual Meeting. The holders of a majority of the voting power of the issued and outstanding Common Stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting.

     On June 26, 2000, the Company effected a one-for-five reverse stock split for stockholders of record as of May 8, 2000. References in this proxy statement to share prices and the number of shares of Common Stock do not reflect the reverse stock split.

     The enclosed proxy is solicited by the Board of Directors of the Company. A person giving the enclosed proxy has the power to revoke it at any time before it is exercised by (i) attending the Annual Meeting and voting in person, (ii) duly executing and delivering a proxy bearing a later date or (iii) sending a written notice of revocation to the Company's Secretary.

     If the enclosed proxy is properly executed and returned to the Company in time to be voted at the Annual Meeting, it will be voted as specified on the proxy, unless it is properly revoked prior thereto. Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspectors of election appointed for the meeting. If no specification is made on the proxy as to the proposal, the shares represented by the proxy will be voted FOR the election of the nominees for directors named herein, FOR the ratification of the appointment of Deloitte & Touche LLP ("Deloitte & Touche") as the Company's independent auditors for the fiscal year ended March 31, 2000, the transitional fiscal year ending June 30, 2000 and the fiscal year ending June 30, 2001, FOR the Infogrames, Inc. 2000 Stock Incentive Plan (the "2000 Plan") and, with respect to any other matters that may come before the Annual Meeting, at the discretion of the proxy holders.

     The inspectors of election will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum.

     Election as a director requires a plurality of votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter (the "Votes Cast"). For other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the Votes Cast is required. For the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions will be treated as Votes Cast with respect to any other proposal set forth in this proxy statement. Accordingly, abstentions will have the same effect as a vote against such proposal. Broker non-votes will not be counted for the purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Therefore, broker non-votes will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular proposal.

     As of the Record Date, California U.S. Holdings, Inc. ("CUSH"), a California corporation and wholly owned subsidiary of Infogrames Entertainment SA ("Infogrames SA") beneficially owned approximately 60% of the Common Stock, which gives it sufficient voting power to approve each of the proposals.

PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Amended and Restated By-laws (the "By-laws") permit the Board of Directors to adjust the size of the Board from a minimum of four directors to a maximum of fifteen. On December 16, 1999, pursuant to the agreement by Infogrames SA to acquire its majority stake in the Company, seven out of the nine members of the Board resigned (see "Certain Relationships and Related Transactions -- Change of Control of the Company"). The remaining directors, Thomas A. Heymann and Steven A. Denning, appointed Bruno Bonnell, the President and Chief Executive Officer of Infogrames SA, and Thomas Schmider, the Managing Director of Infogrames SA, as directors of the Company. On December 17, 1999, the Board set the number of directors at five and appointed Herve Liagre, the Mergers and Acquisitions Director of Infogrames SA, as a director. On February 10, 2000, Mr. Liagre resigned from the Board, and the Board set the size of the Board at six and elected Ann E. Kronen and Denis Guyennot.

     Pursuant to the By-laws, the Board of Directors is divided into three classes, with each class currently consisting of two directors whose terms are to expire at successive annual meetings. Unless otherwise directed, proxies in the accompanying form will be voted FOR the nominees listed below. The Board has no knowledge that any nominee will or may be unable to serve or will or may withdraw from nomination. Certain information regarding the Company's directors and director nominees is set forth below. Each director has served continuously with the Company since his or her first election as indicated below.

                                    NOMINEES

CLASS I DIRECTORS -- TERMS TO EXPIRE IN 2002

     The following persons, if elected at the Annual Meeting, will serve as Class I directors until the 2002 Annual Meeting or until their successors are elected and qualified:

NAME                                                          AGE    DIRECTOR SINCE
----                                                          ---    --------------
Denis Guyennot..............................................  37          2000
Ann E. Kronen...............................................  42          2000

     DENIS GUYENNOT has served as a director of the Company since February 10, 2000. Since February 19, 2000, he has also served as President, Chief Operating Officer and Secretary of the Company. From January 1999 to January 2000, Mr. Guyennot served as President of Distribution for Infogrames Entertainment Europe. From July 1998 to January 1999, Mr. Guyennot served as President of Infogrames South of Europe. In 1988, Mr. Guyennot founded Ecudis, a distributor of interactive software in Europe, which was acquired by Infogrames in July 1998.

     ANN E. KRONEN has served as a director of the Company since February 10, 2000. Since 1996, Ms. Kronen has been an independent consultant specializing in strategic planning and management development issues. Previously, she was Vice President of Product Development for Disney Educational Publishing.

CLASS II DIRECTORS -- TERMS TO EXPIRE IN 2003

     The following persons, if elected at the Annual Meeting, will serve as Class II directors until the 2003 Annual Meeting or until their successors are elected and qualified:

NAME                                                          AGE    DIRECTOR SINCE
----                                                          ---    --------------
Steven A. Denning...........................................  51          1995
Thomas Schmider.............................................  38          1999

     STEVEN A. DENNING has served as a director of the Company since February 1995. Mr. Denning is the Executive Managing Member of General Atlantic Partners, LLC, a private equity investment firm focused exclusively on Internet and information technology investments on a global basis. Mr. Denning is also an employee of General Atlantic Service Corporation. Mr. Denning serves on the Board of Directors of Eclipsys Corporation and Exult, Inc. as well as the boards of several private companies in which affiliates of General Atlantic Partners, LLC are investors.

     THOMAS SCHMIDER has served as a director of the Company since December 16, 1999. Since June 1983, Mr. Schmider has been the Managing Director of Infogrames SA, the Company's parent corporation. Mr. Schmider serves on the board of directors of several private companies that are affiliates of Infogrames SA.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                    THE NOMINEES TO THE BOARD OF DIRECTORS.

                                OTHER DIRECTORS

CLASS III DIRECTORS -- TERMS TO EXPIRE IN 2001

     The following persons will continue to serve as directors until the 2001 Annual Meeting or until their successors are elected and qualified:

NAME                                                          AGE    DIRECTOR SINCE
----                                                          ---    --------------
Bruno Bonnell...............................................  42          1999
Thomas A. Heymann...........................................  42          1999

     BRUNO BONNELL has served as a director since December 16, 1999 and has been Chairman of the Board and Chief Executive Officer of the Company since February 11, 2000. Since June 1983, Mr. Bonnell has also been the Chairman of the Board of Directors and Chief Executive Officer of Infogrames SA, the Company's parent corporation.

     THOMAS A. HEYMANN has served as a director since February 8, 1999. From February 8, 1999 until February 10, 2000, he was Chairman of the Board and Chief Executive Officer of the Company. From November 1994 to February 1999, Mr. Heymann was President of The Disney Store, Inc.

                       FURTHER INFORMATION CONCERNING THE
                       BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of the Company directs the management of the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board and an Audit Committee. In addition, from time to time, special committees may be established under the direction of the Board when necessary to address specific issues.

     The Board of Directors held ten meetings in the fiscal year ended March 31, 2000. During the period in which he or she served as a director, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors plus the total number of meetings of the committees of the Board on which he or she served.

     The Audit Committee currently is composed of Mr. Denning, Mr. Heymann and Ms. Kronen. Prior to December 16, 1999, the Audit Committee was composed of Stanley Cayre, William Ford and Jordan Levy, former members of the Board of Directors. The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits and other services provided by the Company's independent public accountants. The Audit Committee met once during the Company's last fiscal year. The Board of Directors has adopted an Audit Committee Charter, which sets forth the function and responsibilities of the Audit Committee. The full text of the Audit Committee Charter is set forth in Appendix A to this proxy statement.

     The Company currently does not have a Compensation Committee. Following the acquisition by Infogrames SA of its interest in the Company and the subsequent reconstitution of the Board of Directors, the Board deferred the election of a Compensation Committee and agreed to act in the interim as a whole with respect to the Company's compensation plans, programs and policies for executive officers, monitoring the performance and compensation of executive officers and other key employees, and related decisions concerning matters of executive compensation.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the By-laws. See "Submission of Stockholder Proposals and Nominations."

DIRECTOR COMPENSATION

     Directors who also serve as employees of the Company do not receive any compensation for their service on the Board of Directors. The Company currently does not have any standard arrangements with respect to the compensation of non-employee directors.

     Prior to December 16, 1999, each non-employee director of the Company was paid an annual retainer of $15,000 and a fee of $1,000 for each meeting of the Board of Directors or any committee thereof he attended. In the last fiscal year, the Company agreed to pay Ms. Kronen $36,000 in consideration of her service on the Board.

                       EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is certain information concerning each of the current executive officers of the Company. Further information concerning Bruno Bonnell and Denis Guyennot is presented above under the caption "Election of Directors."

NAME                                         AGE                    POSITION
----                                         ---                    --------
Bruno Bonnell..............................  42    Chief Executive Officer
Denis Guyennot.............................  37    President, Chief Operating Officer and
                                                   Secretary
David J. Fremed............................  39    Chief Financial Officer
Harry M. Rubin.............................  47    President, International Division

     DAVID J. FREMED has served as Chief Financial Officer of the Company since May 2000. From 1996 until May 2000, Mr. Fremed served in various financial capacities, including Chief Financial Officer and Treasurer of Marvel Enterprises, Inc. (formerly Toy Biz, Inc.). Prior to that, Mr. Fremed was Vice President and Controller of Toy Biz, Inc.

     HARRY M. RUBIN has served as President of the International Division of the Company since April 1998. Prior to that, Mr. Rubin was Executive Vice President and General Manager, International Division and Business Affairs of the Company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the directors and executive officers of the Company and persons who beneficially own more than ten percent of the Common Stock (collectively, the "Reporting Persons") to report their ownership of and transactions in the Common Stock to the Securities and Exchange Commission (the "SEC"). Copies of these reports are also required to be supplied to the Company. The Company believes, upon a review of the copies of such reports received by the Company and written representations furnished by the Reporting Persons to the Company, that during the last fiscal year the Reporting Persons complied with all applicable Section 16(a) reporting requirements except that (i) Infogrames SA, Mr. Bonnell and Mr. Schmider failed to timely file Forms 3; such Forms 3 were subsequently filed on April 17, 2000 and (ii) Herve Liagre, a former director of the Company, failed to timely file a Form 3; such Form 3 was subsequently filed in May 2000.

                             EXECUTIVE COMPENSATION

     The following table sets forth information concerning compensation earned by the Company's Chief Executive Officer, its two most highly compensated executive officers as of March 31, 2000 and its two other most highly paid executive officers during the fiscal year ended March 31, 2000 (collectively, the "Named Executive Officers") for services rendered in all capacities to the Company during the twelve months ended March 31, 1998 and the fiscal years ended March 31, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG-TERM
                                               ANNUAL COMPENSATION              COMPENSATION
                                          ------------------------------   -----------------------
                                                                  OTHER
                                                                 ANNUAL    RESTRICTED   SECURITIES    ALL OTHER
                                                                 COMPEN-     STOCK      UNDERLYING     COMPEN-
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)   SATION    AWARDS($)    OPTIONS(#)    SATION($)
---------------------------        ----   ---------   --------   -------   ----------   ----------    ---------
Bruno Bonnell....................  2000         --         --        --       --               --            --
  Chief Executive Officer(1)
Thomas A. Heymann................  2000    576,692         --    129,854(2)    --              --     1,008,888(3)
  Former Chief Executive
    Officer(1)                     1999     70,615    250,000        --       --        3,000,000(4)         --
Denis Guyennot...................  2000         --         --        --       --          500,000            --
  President, Chief Operating
  Officer and Secretary(5)
Harry M. Rubin...................  2000    420,385     58,000(6)     --       --               --            --
  President of the International   1999    381,769         --        --       --               --            --
  Division                         1998    300,000    151,800(7)     --       --          250,000(8)         --
John T. Baker IV.................  2000    289,423    200,000    94,420(2)    --          750,000(10)   575,000(11)
  Former President and Chief
  Operating Officer(9)
David J. Fremed..................  2000         --         --        --       --               --            --
  Chief Financial Officer(12)
Charles F. Bond..................  2000    344,262    327,083        --       --               --         4,800(16)
  Former President, Value
    Products,                      1999    354,231    631,250(14)     --      --          200,000(15)     4,800(16)
  Close-outs Division(13)          1998    308,078     25,000(7)     --       --               --         4,750(16)

---------------
 (1) Mr. Heymann resigned as the Company's Chief Executive Officer effective February 10, 2000, and Mr. Bonnell was appointed Chief Executive Officer effective February 11, 2000. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Severance Agreement with Thomas A. Heymann." Mr. Bonnell did not receive any compensation from the Company in the last fiscal year.

 (2) Represents housing expenses paid by the Company.

 (3) Represents (i) a severance payment of $1,000,000 paid to Mr. Heymann pursuant to his severance agreement and (ii) $8,888 in life insurance premiums.

 (4) Pursuant to Mr. Heymann's severance agreement, Mr. Heymann forfeited 3,000,000 options and became fully vested in options to purchase 562,500 shares of common stock at an exercise price of $5.00. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Severance Agreement with Thomas A. Heymann."

 (5) Mr. Guyennot became President, Chief Operating Officer and Secretary on February 19, 2000. Because Mr. Guyennot did not join the Company's payroll until April 3, 2000, there is no salary or bonus information presented for the fiscal year ended March 31, 2000.

 (6) Represents bonus earned during the fiscal year ended March 31, 1999.

 (7) Represents bonus earned during the fiscal year ended December 31, 1997.

 (8) These stock options fully vested on December 16, 1999 upon a change of control of the Company.

 (9) Mr. Baker was President and Chief Operating Officer of the Company from April 12, 1999 until February 18, 2000.

(10) Mr. Baker was granted 750,000 options on April 28, 1999, which were forfeited upon his resignation on February 18, 2000.

(11) Represents $575,000 paid to Mr. Baker pursuant to his severance agreement. See "Employment Contracts, Termination of Employment and Change-in-Control Arrangements -- Severance Agreement with John T. Baker IV."

(12) Mr. Fremed became Chief Financial Officer of the Company in May 2000.

(13) Mr. Bond left the employ of the Company on January 31, 2000.

(14) Includes an annual bonus payable under the original employment agreement, which the Company and Mr. Bond entered into in connection with the acquisition of Slash Corporation. This bonus was earned in the year indicated, but paid in the immediately subsequent year.

(15) Mr. Bond forfeited these options upon leaving the Company in January 2000.

(16) Represents Company contributions on behalf of the Named Executive Officers to the Company's 401(k) Profit Sharing Plan.

     Since April 2000, the Company has leased a house in New York for use by the directors and executive officers of the Company at a cost of $10,000 per month.

     Option Grants. Shown below is information regarding grants of stock options under the Company's stock incentive plans to the Named Executive Officers during the fiscal year ended March 31, 2000.

                                                                  INDIVIDUAL GRANTS
                                            -------------------------------------------------------------
                                            NUMBER OF
                                            SECURITIES      % OF TOTAL
                                            UNDERLYING    OPTIONS GRANTED
                                             OPTIONS       TO EMPLOYEES      EXERCISE PRICE    EXPIRATION
NAME                                         GRANTED      IN FISCAL YEAR       ($/SH)(2)          DATE
----                                        ----------    ---------------    --------------    ----------
Bruno Bonnell.............................        --              --                 --              --
Thomas A. Heymann.........................        --              --                 --              --
Denis Guyennot............................   500,000(1)        24.11             1.8755          1/4/11
Harry M. Rubin............................        --              --                 --              --
John T. Baker IV..........................        --              --                 --              --
David J. Fremed...........................        --              --                 --              --
Charles F. Bond...........................        --              --                 --              --

---------------
(1) The option becomes exercisable in four equal annual installments commencing on January 4, 2001.

(2) The exercise price per share of the options granted was equal to the fair market value of the Common Stock on the date of grant.

     The following table shows the hypothetical value of the options granted at the end of the option terms (ten years) if the stock price were to appreciate annually by 5% and 10%, respectively. These assumed rates of growth are required by the SEC for illustration purposes only and are not intended to forecast possible future stock prices.

                                                                             POTENTIAL REALIZABLE
                                                                               VALUE AT ASSUMED
                                                                               ANNUAL RATES OF
                                                                                 STOCK PRICE
                                                             NUMBER OF         APPRECIATION FOR
                                                            SECURITIES          OPTION TERM(1)
                                                            UNDERLYING       --------------------
NAME                                                      OPTIONS GRANTED     5%($)      10%($)
----                                                      ---------------    -------    ---------
Bruno Bonnell...........................................           --             --           --
Thomas A. Heymann.......................................           --             --           --
Denis Guyennot..........................................      500,000        589,589    1,494,134
Harry M. Rubin..........................................           --             --           --
John T. Baker IV........................................           --             --           --
David J. Fremed.........................................           --             --           --
Charles F. Bond.........................................           --             --           --

---------------
(1) Represents the product of (i) the difference between (A) the product of the per-share fair market value at the time of the grant compounded annually at the assumed rate of appreciation over the term of the option, and (B) the per-share exercise price of the option, and (ii) the number of shares underlying the grant at the fiscal year end.

     Aggregated Option Exercises and Year-End Option Values. Shown below is information relating to the exercise of stock options during the year ended March 31, 2000 for each of the Company's Named Executive Officers and the year-end value of unexercised options held by the Named Executive Officers.

                                                                         NUMBER OF          VALUE OF UNEXERCISED
                                                                   SECURITIES UNDERLYING        IN-THE-MONEY
                                                                    UNEXERCISED OPTIONS          OPTIONS AT
                                        SHARES                     AT FISCAL YEAR-END (#)      FY-END ($)(1)
                                     ACQUIRED ON       VALUE           (EXERCISABLE/           (EXERCISABLE/
NAME                                 EXERCISE (#)   REALIZED ($)       UNEXERCISABLE)          UNEXERCISABLE)
----                                 ------------   ------------   ----------------------   --------------------
Bruno Bonnell......................      --             --                     0/0                     0/0
Thomas A. Heymann..................      --             --               562,500/0                     0/0
Denis Guyennot.....................      --             --               0/500,000               0/656,250
Harry M. Rubin.....................      --             --               577,728/0                60,707/0
John Baker.........................      --             --                     0/0                     0/0
David J. Fremed....................      --             --                     0/0                     0/0
Charles F. Bond....................      --             --                31,000/0                     0/0

---------------
(1) Market value of underlying shares of Common Stock, based on the average of the high and low sales price ($3.1875), on March 31, 2000, minus the aggregate exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

  Severance Agreement with Thomas A. Heymann

     Thomas A. Heymann resigned as Chief Executive Officer of the Company effective February 15, 2000. The Company and Mr. Heymann entered into a severance agreement dated February 15, 2000 (the "Heymann Severance Agreement"), which provides for payments by the Company to Mr. Heymann of $2.0 million in two equal installments by no later than January 6, 2001. Pursuant to the Heymann Severance Agreement, Mr. Heymann received options to purchase 562,500 shares of the Common Stock at an exercise price of $5.00 per share. The options are exercisable immediately and have a term expiring two years from the date of termination of his employment.

     In connection with Mr. Heymann's resignation, the Company entered into a consulting agreement with Mr. Heymann effective through February 14, 2002 (the "Heymann Consulting Agreement"). Pursuant to the Heymann Consulting Agreement, Mr. Heymann will receive $1.2 million in two equal installments by no later than January 6, 2001. In addition, Mr. Heymann and his dependents are entitled to participate in the Company's health benefit plan for 18 months after the effective date of the Heymann Consulting Agreement. The Heymann Consulting Agreement contains a covenant not to compete with or solicit employees of the Company for a period of two years.

  Severance Agreement with John T. Baker IV

     John T. Baker IV resigned as President of the Company effective February 18, 2000. The Company and Mr. Baker entered into a severance agreement dated February 18, 2000 (the "Baker Severance Agreement"), which provides for payments by the Company to Mr. Baker of $1.15 million in two equal installments by no later than January 1, 2001.

     Pursuant to the Baker Severance Agreement, Mr. Baker forfeited all options to purchase Common Stock.

     In connection with Mr. Baker's resignation, the Company entered into a consulting agreement with Mr. Baker effective through February 14, 2002 (the "Baker Consulting Agreement"). Pursuant to the Baker Consulting Agreement, Mr. Baker will receive $1.15 million in two equal installments by no later than January 6, 2001. In addition, Mr. Baker and his dependents are entitled to participate in the Company's health benefit plan for 18 months after the effective date of the Baker Consulting Agreement. The Baker Consulting Agreement contains a covenant not to compete with or solicit employees of the Company for a period of two years.

  Severance Agreement with Jack J. Cayre

     The Company and Jack J. Cayre entered into an agreement and release dated March 7, 2000 (the "Cayre Severance Agreement") which terminates the employment agreement dated August 18, 1998 (the "Cayre Employment Agreement") between the Company and Mr. Cayre effective as of February 18, 2000. Pursuant to the Cayre Severance Agreement, the Company will pay Mr. Cayre (1) severance payments equal to his base salary from February 18, 2000 through February 18, 2002, payable at the times and in the amounts such base salary would have been so paid under the Cayre Employment Agreement; (2) a $2,000 per calendar month automobile allowance from February 18, 2000 through June 30, 2002 and (3) in lieu of a bonus, payments of $62,344.09 on July 1, 2001 and January 1, 2002; payments of $65,210.92 on July 1, 2001 and January 1, 2002; and payments of $60,183.77 on
July 31, 2002 and January 1, 2003. Mr. Cayre will continue to participate in the Company's medical plans through June 30, 2002.

  Severance Agreement with Harry M. Rubin

     The Company and Harry M. Rubin entered into an agreement and release dated April 7, 2000 and a letter agreement dated June 15, 2000 (together, the "Rubin Severance Agreement"), which will terminate certain provisions of the employment agreement dated as of April 28, 1998 (the "Rubin Employment Agreement") between the Company and Mr. Rubin if Mr. Rubin elects to resign from the Company on or prior to September 30, 2000 (the "Termination Date"). Pursuant to the Rubin Severance Agreement, if Mr. Rubin resigns from the Company on or prior to the Termination Date, the Company will pay Mr. Rubin (1) severance payments equal to his base salary for two years from the Termination Date, payable at the times and in the amounts such base salary would have been so paid under the Rubin Employment Agreement; (2) a $2,000 per calendar month automobile allowance for two years from the Termination Date; (3) in lieu of a bonus, payments of $101,250 on October 1, 2000 and January 1, 2001; payments of $107,625 on July 1, 2001 and January 1, 2002; and payments of $113,006 on July 1, 2002 and January 1, 2003; and (4) reimbursement for taxes payable by Mr. Rubin as a result of the life insurance payments made by the Company prior to the Termination Date. Mr. Rubin will also continue to participate in the Company's medical plans through the second anniversary of the Termination Date.

  Employment Agreement with David J. Fremed

     On April 20, 2000, the Company entered into an employment agreement with David J. Fremed, appointing him as Senior Vice President, Finance and Chief Financial Officer of the Company beginning May 8, 2000. Mr. Fremed received a sign-on bonus of $20,000 and will receive an annual salary of $275,000. Mr. Fremed will be eligible to participate in the Company's Corporate Incentive Program, pursuant to which he may receive a bonus of up to 40% of his base salary. In addition, Mr. Fremed will receive options to purchase 150,000 shares of Common Stock, which will vest at a rate of 25% per year over a four-year period. If Mr. Fremed's employment is terminated without cause within two years of his employment with the Company, he will receive a severance payment equal to six months of his base salary.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     Following the acquisition by Infogrames SA of its interest in the Company and the subsequent reconstitution of the Board of Directors, the Board deferred the election of a Compensation Committee and agreed to act in the interim as a whole with respect to the Company's compensation plans, programs and policies for executive officers, monitoring the performance and compensation of executive officers and other key employees, and related decisions concerning matters of executive compensation.

     Executive Compensation Philosophy and Policies. The Board recognizes the critical role of its executive officers in the future growth and success of the Company. Accordingly, the Company's executive compensation policies are designed to: (i) align the interests of executive officers and stockholders by encouraging stock ownership by executive officers and by making a significant portion of executive compensation dependent upon the Company's financial performance; (ii) provide compensation that will attract and retain superior talent; (iii) reward individual results through base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various other benefits, including a 401(k) profit sharing plan and life and medical insurance plans; and (iv) manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform a particular job successfully.

     In establishing salary, bonuses and long-term incentive compensation for executive officers, the Board takes into account both the position and expertise of the particular executive, as well as its understanding of competitive compensation for similarly situated executives in the Company's industry. In this regard, the Company retains consultants to advise it on compensation trends and levels and to assure it that the Company's compensation policies and guidelines are both competitive and appropriate for its size and industry position. Annual increases to base salaries (as opposed to bonuses, which are based upon guidelines established by the Board) for executive officers are based on the terms of existing employment agreements, and in some cases the discretion of the Board based on individual performance. For all other employees, the Company has a formal Company-wide merit budget program pursuant to which the Company establishes separate budgeted amounts for base salary increases due to
(a) merit and (b) promotions and market adjustments. Formal performance appraisals are, and will continue to be, an integral part of the merit review process.

     During the fiscal year ended March 31, 2000, the Board did not implement a formal bonus program for executives or other employees of the Company. The Board has the ability to grant discretionary bonuses to employees for significant individual accomplishments.

     Compensation of the Chief Executive Officer. Thomas A. Heymann served as the Company's Chief Executive Officer from February 8, 1999 until February 10, 2000. Mr. Heymann was compensated pursuant to his employment agreement with the Company, which provided for a base salary that the Company believes was competitive for the industry in which the Company operates. Bruno Bonnell, the Company's current Chief Executive Officer, has not received any cash compensation. The Board of Directors may consider granting cash compensation to Mr. Bonnell in the future.

     Stock Incentive Plans. Stock options are granted under the provisions of the Company's 1995 and 1997 Stock Incentive Plans and will be granted under the 2000 Stock Incentive Plan (the "Stock Incentive Plans"). Stock options are an important part of the Company's long-term incentive strategy and are granted to reinforce the importance of improving stockholder value over the long term by directly linking executive compensation to Company performance. Option grant levels have been patterned after industry-competitive long-term incentive compensation practices and criteria established by the Board, including but not limited to, responsibility level and salary. Stock options are granted at 100% of the fair market value of the stock on the date of grant to ensure the executives can only be rewarded for appreciation in the price of the common stock of the Company when the Company's stockholders are similarly benefited.

     401(k) Profit Sharing Plan. The Company sponsors a tax-qualified employee profit sharing and savings plan (the "401(k) Plan"), which covers all of the Company's non-union employees with six months of service who are at least 18 years of age. The Company may limit participation by highly compensated employees to comply with the Internal Revenue Code of 1986, as amended (the "Code"), with respect to the Code's nondiscrimination requirements. Pursuant to the 401(k) Plan, employees may elect to contribute up to 15% of their current compensation, subject to statutorily prescribed limitations to the 401(k) Plan. The 401(k) Plan also permits the Company to provide a 50% matching contribution for full-time employees who are employed as of December 31 of the applicable year, up to a maximum matching contribution of 3% of an employee's compensation, subject to statutory limitations. The Company may also make a discretionary contribution to the 401(k) Plan which will be allocated to the accounts of participants, based on their relative compensation levels, who are employed on December 31 and who have 1,000 hours of service in the year.

                                          The Board of Directors

                                          Bruno Bonnell, Chairman
                                          Steven A. Denning
                                          Denis Guyennot
                                          Thomas A. Heymann
                                          Ann E. Kronen
                                          Thomas Schmider

June 27, 2000

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     There were no compensation committee interlocks between any of the members of the Board of Directors during the fiscal year ended March 31, 2000 and any other entity. Messrs. Bonnell, Guyennot and Schmider are executive officers of Infogrames SA, an indirect parent corporation and an affiliate of the Company under the rules and regulations of the SEC. During the fiscal year ended March 31, 2000, Infogrames SA and certain of its subsidiaries engaged in certain transactions with the Company which are described in "Certain Relationships and Related Transactions."

                            STOCK PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq National Market index and a peer group selected by the Company on an industry and line-of-business basis. Such peer group consists of Electronic Arts, Inc., Acclaim Entertainment, Inc., Intuit Inc., The 3DO Company and Activision, Inc. ("Activision"). The peer group index is identical to the index that the Company has used in previous years' proxy statements except that The 3DO Company and Activision replace Broderbund Software, Inc. and The Learning Company, Inc., which are no longer publicly traded. The graph assumes an investment of $100 on December 14, 1995, when the Company's Common Stock was first traded in a public market. Reinvestment of dividends is assumed in all cases.
[INFOGRAMES performance graph]

                                                 GT INTERACTIVE SOFTWARE                                   THE NASDAQ NATIONAL
                                                          CORP                     PEER GROUP                 MARKET INDEX
                                                 -----------------------           ----------              -------------------
12/14/95                                                 100.00                      100.00                      100.00
12/31/95                                                 100.00                      105.28                      102.10
3/31/96                                                   76.79                       91.51                      106.88
6/30/96                                                  119.64                       93.28                      115.00
9/30/96                                                  162.50                       92.82                      119.06
12/31/96                                                  50.89                       75.58                      125.28
3/31/97                                                   50.89                       65.26                      118.56
6/30/97                                                   84.82                       77.91                      139.94
9/30/97                                                   83.93                       90.25                      163.58
12/31/97                                                  45.54                       92.66                      152.39
3/31/98                                                   50.89                      102.38                      178.14
6/30/98                                                   53.79                      115.53                      183.87
9/30/98                                                   32.14                       98.23                      164.37
12/31/98                                                  35.71                      133.58                      212.78
3/31/99                                                   33.04                      133.08                      238.86
6/30/99                                                   25.00                      135.27                      260.67
9/30/99                                                   20.76                      168.55                      266.49
12/31/99                                                  11.83                      213.61                      394.89
3/31/00                                                   22.32                      185.48                      443.76

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of May 15, 2000, concerning the Common Stock of the Company beneficially owned by (i) each director and nominee of the Company, (ii) the Named Executive Officers and all executive officers and directors as a group and (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock. Unless otherwise indicated in the footnotes to the table, the beneficial owners named have, to the knowledge of the Company, sole voting and dispositive power with respect to the shares beneficially owned, subject to community property laws where applicable. The number of shares of Common Stock do not reflect the one-for-five reverse stock split effected on June 26, 2000.

                                                               AMOUNT AND NATURE
                                                                 OF BENEFICIAL
                                                              OWNERSHIP OF SHARES
NAME OF BENEFICIAL OWNER                                      OF COMMON STOCK(1)     PERCENTAGE**
------------------------                                      -------------------    ------------
General Atlantic Partners, LLC..............................       19,928,525(2)         17.2
  3 Pickwick Plaza, Greenwich, CT 06830
Steven A. Denning...........................................       19,928,525(3)         17.2
California U.S. Holdings, Inc. .............................      101,427,359(4)         71.8
  84, rue du ler Mars 1943, Villeurbanne, 69100 France
Infogrames Entertainment SA ................................      101,427,359(5)         71.8
  84, rue du ler Mars 1943, Villeurbanne, 69100 France
Bruno Bonnell...............................................      101,427,359(5)         71.8
Thomas Schmider.............................................      101,427,359(5)         71.8
Thomas A. Heymann...........................................          562,500(6)            *
Ann E. Kronen...............................................                0(7)            *
Denis Guyennot..............................................                0(8)            *
Charles F. Bond.............................................           31,000(9)            *
Harry M. Rubin..............................................          577,728(10)           *
John T. Baker IV............................................                0(11)           *
David J. Fremed.............................................            1,700(12)           *
All executive officers and directors as a group (9
  persons)..................................................      122,528,812(13)        79.0%

---------------
  *  Less than 1%

 ** As of May 15, 2000, 103,376,165 shares of Common Stock were outstanding, excluding shares issuable upon exercise or conversion of outstanding options, warrants, convertible notes and other convertible securities.

 (1) For purposes of this table, beneficial ownership of securities is defined in accordance with the rules of the SEC and means generally the power to vote or exercise investment discretion with respect to securities, regardless of any economic interests therein. Except as otherwise indicated, the beneficial owners of shares of Common Stock listed above have sole investment and voting power with respect to such shares, subject to community property laws where applicable. In addition, for purposes of this table, a person or group is deemed to have "beneficial ownership" of any shares that such person has the right to acquire by July 14, 2000. For purposes of calculating the percentage of outstanding shares held by each person listed above, any shares which such person has the right to acquire by July 14, 2000 are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

 (2) Includes (i) 4,184,545 shares held by General Atlantic Partners 16, L.P. ("GAP 16"), 2,092,273 shares held by General Atlantic Partners 19, L.P. ("GAP 19"), 647,707 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment") and 504,000 shares held by General Atlantic Partners II, L.P. ("GAP II"), and (ii) 10,203,000 shares of Common Stock issuable upon conversion of a convertible note held by General Atlantic Partners 54, L.P. ("GAP 54") and 2,297,000 shares of Common Stock issuable upon conversion of a convertible note held by GAP Coinvestment Partners II, L.P. ("GAP

     Coinvestment II"). The general partner of GAP 16, GAP 19, GAP II and GAP 54 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are also the general partners of GAP Coinvestment and GAP Coinvestment II. Mr. Denning, a director of the Company, is the Executive Managing Member of General Atlantic Partners, LLC and a general partner of GAP Coinvestment and GAP Coinvestment II. Mr. Denning disclaims beneficial ownership of shares owned by GAP 16, GAP 19, GAP 54 and GAP Coinvestment, GAP Coinvestment II and GAP II, except to the extent of his pecuniary interest therein.

 (3) See footnote 2.

 (4) Includes a proxy for the vote of 1,300,000 shares of Common Stock held by the Cayre family; 4,775,000 shares of Common Stock issuable upon exercise of warrants; and 33,222,399 shares of Common Stock issuable upon conversion of a convertible note. Infogrames SA may be deemed to beneficially own all of the shares held by CUSH because CUSH is a wholly-owned subsidiary of Infogrames SA. Mr. Bruno Bonnell may be deemed to beneficially own all of the shares held by CUSH because he is the Chairman of the Board of Directors, President and Chief Executive Officer of Infogrames SA. Mr. Thomas Schmider may be deemed to beneficially own all of the shares held by CUSH because he is the Managing Director of Infogrames SA. Each of Mr. Bonnell and Mr. Schmider disclaims beneficial ownership of such shares.

 (5) See footnote 4. Messrs. Bonnell and Schmider were elected to serve as members of the Board of Directors of the Company on December 16, 1999. Mr. Bonnell was elected Chairman of the Board and Chief Executive Officer of the Company effective February 11, 2000. Mr. Bonnell is the beneficial owner of approximately 9% of Infogrames SA. Mr. Schmider is the beneficial owner of approximately 8% of Infogrames SA.

 (6) Mr. Heymann is a Director of the Company. Mr. Heymann resigned as Chairman of the Board and Chief Executive Officer of the Company effective February 11, 2000. Represents 526,500 shares underlying options exercisable within 60 days.

 (7) Ms. Kronen is a Director of the Company.

 (8) Mr. Guyennot is a Director and the President and Chief Operating Officer of the Company.

 (9) Mr. Bond resigned as President, Value Products, Close-Outs Division effective January 31, 2000. Represents 31,000 shares underlying options exercisable within 60 days.

(10) Mr. Rubin is President, International Division of the Company. Represents 577,728 shares underlying options exercisable within 60 days.

(11) Mr. Baker resigned as President and Chief Operating Officer of the Company effective February 18, 2000.

(12) Mr. Fremed is Senior Vice President, Finance and Chief Financial Officer of the Company. Represents 1,700 shares owned by Mr. Fremed.

(13) See footnote 1. Includes (i) 4,775,000 shares issuable upon the exercise of warrants to purchase Common Stock; (ii) 33,222,399 shares issuable upon conversion of the note held by CUSH; (iii) 12,500,000 shares issuable upon conversion of the notes held by GAP Coinvestment II and GAP 54; and (iv) 1,171,228 shares subject to options exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CHANGE OF CONTROL OF THE COMPANY

     On December 16, 1999, pursuant to a Securities Purchase Agreement (the "Purchase Agreement"), dated as of November 15, 1999, by and among the Company, Infogrames SA and CUSH, the Company issued to CUSH and CUSH acquired from the
Company: (i) 28,571,429 shares of Common Stock, at a purchase price of $1.75 per share and (ii) a 5% subordinated convertible note in the aggregate principal amount of $60,587,206.72 (the "Note"), which as of May 15, 2000 is convertible into an aggregate of 33,222,399 shares of Common Stock at a conversion price of $1.85 per share, subject to antidilution adjustments (such transaction, the "Purchase").

     Concurrently with the consummation of the Purchase, CUSH acquired (i) an aggregate of 33,558,531 shares of Common Stock from Joseph J. Cayre, Kenneth Cayre, Stanley Cayre, Jack J. Cayre, their children and various associated trusts (together, the "Cayre family") for an aggregate purchase price of $25 million and (ii) subordinated notes of the Company in the principal amount of $10 million, plus accrued interest, held by the Cayre family. Joseph J. Cayre, Kenneth Cayre, Stanley Cayre and Jack J. Cayre are former directors of the Company.

     Also concurrently with the consummation of the Purchase, CUSH acquired from General Atlantic Partners 54, L.P. and GAP Coinvestment Partners II, L.P. (together, "GAP") warrants to purchase 4,500,000 shares of Common Stock, at an exercise price of $0.01 per share (the "GAP Warrants"), for nominal consideration.

     In addition, pursuant to a Securities Exchange Agreement, dated as of November 15, 1999, by and among the Company and GAP (the "Securities Exchange Agreement"), the Company issued to GAP non-interest-bearing subordinated convertible notes in the aggregate principal amount of $50 million, which are convertible into an aggregate of 12,500,000 shares of Common Stock at a conversion price of $4.00 per share, subject to antidilution adjustments (the "GAP Notes"), in exchange for 600,000 shares of the Company's Series A Convertible Preferred Stock with a liquidation preference of $30 million and subordinated notes of the Company in the principal amount of $20 million, plus accrued interest, held by GAP.

     After consummation of the above described transactions, Infogrames SA and CUSH may be deemed to beneficially own an aggregate of approximately 100.7 million shares of Common Stock on a fully diluted basis, or 71.7% of the voting securities of the Company. Infogrames SA acquired these securities using funds from its working capital.

RELATED PARTY TRANSACTIONS

     GAP. On February 23, 1999, GAP purchased an aggregate of 600,000 shares of Series A Convertible Preferred Stock (the "Preferred Stock") for an aggregate purchase price of $30,000,000. Each share of Preferred Stock was convertible into 10 shares of common stock.

     On June 29, 1999, GAP entered into a Subordinated Loan Commitment Letter (the "Commitment Letter") pursuant to which GAP agreed to loan to the Company on July 30, 1999 an aggregate of $20,000,000 if the Company had not paid in full on July 30, 1999 certain amounts owed pursuant to the Credit Agreement, dated as of September 11, 1998 (the "Credit Agreement"), among the Company, certain lenders party thereto and First Union National Bank, as administrative agent.

     On June 29, 1999, pursuant to a Warrant Agreement, dated as of June 29, 1999 (the "Warrant Agreement"), among the Company, GAP, Joseph J. Cayre, Kenneth Cayre and Stanley Cayre, the Company issued to GAP warrants to purchase, at an exercise price equal to $0.01 per share, 500,000 shares of Common Stock, in consideration of the execution by GAP of the Commitment Letter. Pursuant to the Warrant Agreement, the aggregate number of warrants was subject to automatic increase by the following number of warrants (the "Additional Warrants") on the following dates upon the occurrence of the following events (the "Triggering Events"): (i) 1,500,000 on July 30, 1999, if the parties to the Warrant Agreement made the subordinated loans under the Commitment Letter, (ii) 2,500,000 on November 1, 1999, if the Company had not executed on or prior to October 31, 1999, an agreement (a "Sale Agreement") relating to a recapitalization, reorganization, merger, sale or other business combination transaction after the consummation of which the stockholders of the Company did not hold at least a majority of the voting power of the surviving person, (iii) 2,500,000 on the date of termination of such Sale Agreement if the Company entered into such an agreement on or prior to October 31, 1999, but such Sale Agreement thereafter terminated for any reason, (iv) 3,000,000 on February 29, 2000 if the Company had not closed the transactions contemplated by the Sale Agreement on or prior to February 28, 2000 and repaid in full the subordinated loans made pursuant to the Commitment Letter and (v) 3,000,000 on June 30, 2000, and the last day of each fiscal quarter thereafter if the Company had not repaid in full during such quarter the subordinated loans made pursuant to the Commitment Letter. The Additional Warrants have an exercise price of $.01 per share.

     On July 29, 1999, in accordance with the Commitment Letter, GAP made a $20,000,000 unsecured subordinated loan to the Company. Concurrently, in accordance with the Warrant Agreement, the Company issued to GAP 1,500,000 Additional Warrants to purchase shares of Common Stock. On October 31, 1999, in accordance with the Warrant Agreement, the Company issued to GAP 2,500,000 Additional Warrants to purchase shares of Common Stock.

     On December 16, 1999, pursuant to the Securities Exchange Agreement, the Company issued to GAP the GAP Notes in consideration of the surrender to the Company by GAP of the Preferred Stock and its subordinated note of the Company with a face value of $20,000,000.

     On December 16, 1999, pursuant to the Equity Purchase and Voting Agreement, dated as of November 15, 1999, among Infogrames SA, CUSH and GAP, GAP transferred to CUSH the GAP Warrants in consideration of $990.

     Infogrames SA. As of February 15, 2000, Infogrames SA, through CUSH, entered into an agreement with First Union National Bank, as agent for a syndicate of banks (together, the "Banks"), pursuant to which Infogrames SA assumed the Banks' interest in the Company's Credit Agreement. In connection with the assumption by Infogrames SA of the Credit Agreement, warrants to acquire 225,000 shares of the Company's Common Stock, at an exercise price of $0.01 per share, were issued to Infogrames.

     In connection with the Infogrames transaction, the Company has entered into an agreement effective as of December 16, 1999, with Infogrames SA to provide distribution of the Company's products in Europe pursuant to which the Company is entitled to receive 30% of the gross profit on such products.

     In connection with the Infogrames transaction, the Company has an arrangement with Infogrames SA pursuant to which Infogrames SA has been providing certain management and support services to the Company on a costs plus expenses basis. The parties intend in the near future to enter into a written agreement to formalize this arrangement.

     In connection with change of the Company's name to Infogrames, Inc., the Company entered into an agreement, effective as of May 10, 2000 pursuant to whether the Company has received from Infogrames SA a non-exclusive, royalty-free license to use the name Infogrames, which license may not be canceled on less than one year's notice unless the Company breaches its obligations under the license.

     Infogrames North America, Inc. In connection with the Infogrames transaction, effective as of December 16, 1999, the Company has the non-exclusive right in the U.S. and Canada to act as the sales agent for Infogrames North America, Inc. ("INA"), a wholly owned subsidiary of Infogrames SA, for INA's products. The Company will receive a fixed percentage of net receipts for sales of such products. The parties intend in the near future to enter into a written agreement to formalize this arrangement.

     During the fiscal year ended March 31, 2000, the Company purchased $1.2 million of product from Infogrames SA, of which $1.1 million remains payable, representing approximately 1% of total products purchased by the Company for such period.

     Transactions between Infogrames UK Limited and GT Interactive Software Europe (Limited). GT Interactive Software Europe (Limited) ("GT UK") entered into a number of transactions with Infogrames UK Limited ("Infogrames UK") relating to the consolidation of its operations with Infogrames UK. Fixed assets having a net book value of $722,000 were transferred to Infogrames UK for $626,000. The resulting loss is included in restructuring charges. Inventory having a cost of $270,000 was transferred at original cost. Infogrames UK agreed to assume the ongoing costs of running GT UK's office from March 1, 2000, including the salary costs of a number of employees who transferred to Infogrames UK. Such salary charges totaled $265,000 and such charges that relate to ongoing operations other than salaries totaled $94,000 for the month of March 2000. The lease on the UK office was formally assigned to Infogrames UK in June 2000, although the rent for this office has been borne by Infogrames UK from March 1, 2000. $38,000 of such rent was re-charged to Infogrames UK for the month of March 2000. A deferred rent liability of $203,000 arising from an initial rent free period on the office was transferred to Infogrames UK.

     The following transactions occurred during the fiscal year 2000 between the Company and former directors and officers of the Company. Information is presented through the former directors' date of resignation, December 16, 1999.

     Leases. In May 1995, G.T. Interactive Software (Europe) Limited, the Company's European subsidiary, entered into a lease with respect to its then principal executive offices with Marylebone 248 Realty LLC ("Marylebone 248"), an entity controlled by Joseph J. Cayre, former Chairman Emeritus of the Board of Directors and Jack J. Cayre, former Executive Vice President and director of the Company. This lease was terminated in August 1999. From April 1, 1999 through August 15, 1999, the Company paid approximately $119,000 in rent to Marylebone 248.

     GoodTimes Home Video Corp. GoodTimes Home Video Corp. ("GTHV"), a majority of whose stock was formerly owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre, performed certain assembly and packaging services for the Company. As of March 31, 2000, the Company had commitments outstanding to GTHV of approximately $2.1 million.

     REPS. In servicing its mass merchant accounts, the Company uses field representatives supplied by REPS, a company owned by Joseph J. Cayre, Stanley Cayre and Kenneth Cayre. REPS provides such services to the Company as well as to third parties not affiliated with the Cayre family. The Company had an agreement with REPS pursuant to which REPS supplied such services through May 1, 2000. The Company is currently operating on a month-to-month basis under the terms of the expired agreement. From April 1, 1999 through December 16, 1999, the Company paid approximately $2,686,000 in fees to REPS.

PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed Deloitte & Touche to audit the financial statements of the Company for the fiscal year ended March 31, 2000, and, in connection with the change of the Company's fiscal year end from March 31 to June 30, the transitional fiscal year ending June 30, 2000 and the fiscal year ending June 30, 2001. Such appointment is being presented to the stockholders for ratification at the Annual Meeting. To the Company's knowledge, no member of Deloitte & Touche or any of its associates has any financial interest in the Company or its affiliates.

     On March 20, 2000, the Board of Directors named Deloitte & Touche as the Company's independent auditors, replacing Arthur Andersen LLP ("Arthur Andersen"). During the Company's two most recent fiscal years, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused them to make reference to the subject matter of the disagreement in their report. None of Arthur Andersen's reports on the Company's financial statements for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles. Deloitte & Touche also serves as Infogrames SA's independent auditors.

     In addition, there were no reportable events in accordance with Item 304(a)(1)(v) (A)-(D) of Regulation S-K.

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

     The Company has been advised that a representative of Deloitte & Touche will be present at the Annual Meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE
                     AS THE COMPANY'S INDEPENDENT AUDITORS.

PROPOSAL 3

                   APPROVAL OF THE 2000 STOCK INCENTIVE PLAN

     In 1997, the Company's Board of Directors adopted and the Company's stockholders approved the 1997 Stock Incentive Plan (the "1997 Plan") which permitted the issuance of up to 4,000,000 shares of Common Stock. In 1998, the Company's Board of Directors and the Company's stockholders approved an amendment to the 1997 Plan increasing the number of shares reserved for issuance thereunder by 4,000,000 to 8,000,000 shares. As of March 31, 2000, a total of approximately 4,280,289 shares of Common Stock were issued or reserved for issuance under the 1997 Plan, and accordingly, an aggregate of approximately 3,719,711 shares remained available for grants under the 1997 Plan.

     The Board of Directors believes that in light of the Company's need to remain competitive in its industry in attracting and retaining talented employees, including senior executives, the Company will need the authority to make grants covering a greater number of shares in the next several years than remain authorized under the 1997 Plan. The failure to make available such grants when necessary would, in the Board of Directors' judgment, negatively impact the Company's future growth and profitability and, therefore, its ability to enhance stockholder value.

     Consequently, the Board of Directors has adopted, and is submitting to the stockholders for approval, the 2000 Plan, the full text of which is set forth in Appendix B hereto. Directors, officers and other employees of the Company and its subsidiaries, as well as consultants to the Company and its subsidiaries, are eligible to participate under the 2000 Plan. Approximately 600 persons are eligible to participate in the 2000 Plan. Stockholder approval of the 2000 Plan is necessary to comply with the provisions of the performance-based compensation exemption from the tax deduction limit imposed by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), as well as to ensure that additional incentive stock options, if ever required, are available for issuance.

     The main features of the 2000 Plan are outlined below, but the outline is qualified by reference to the complete text of the plan.

     General. On June 27, 2000, the Board of Directors adopted, subject to stockholder approval, the 2000 Plan. The 2000 Plan provides initially for the issuance of a total of up to 15,000,000 (before the one-for-five reverse stock split effected on June 26, 2000) authorized and unissued shares of Common Stock, treasury shares and/or shares acquired by the Company for purposes of the 2000 Plan, and may be increased annually commencing January 1, 2001, at the discretion of the Board of Directors, by an amount up to 1% of the shares of Common Stock then outstanding. Generally, shares subject to an award that remain unissued upon expiration or cancellation of the award are available for other awards under the 2000 Plan. In the event of a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, the Compensation Committee of the Board of Directors (the "Compensation Committee"), or the Company's Board of Directors if there is no Compensation Committee, will proportionately adjust for any resulting increase or decrease in the number of issued shares of Common Stock.

     Awards under the 2000 Plan may be made in the form of (i) incentive stock options, (ii) non-qualified stock options (incentive and non-qualified stock options are collectively referred to as "options"), (iii) stock appreciation rights, (iv) restricted stock, (v) restricted stock units, (vi) dividend equivalent rights, and (vii) other stock based awards. Awards may be made to such directors, officers and other employees of the Company and its subsidiaries (including employees who are directors and prospective employees who become employees), and to such consultants to the Company and its subsidiaries, as the Compensation Committee shall in its discretion select (collectively, "key persons").

     Administration. The 2000 Plan is to be administered by the Compensation Committee, composed of not fewer than two "non-employee" directors as defined under Rule 16b-3 promulgated under the Exchange Act. The Compensation Committee is authorized to construe, interpret and implement the provisions of the 2000 Plan, to select the key persons to whom awards will be granted, to determine the terms and provisions of such awards, and to amend outstanding awards. The determinations of the Compensation Committee are made in their sole discretion and are conclusive. If there is no Compensation Committee, the Board of Directors will administer the Plan and all references to the "Compensation Committee" will be deemed to refer to the "Board of Directors."

GRANTS UNDER THE 2000 PLAN

     Stock Options. Unless the Compensation Committee expressly provides otherwise, an option or stock appreciation right will become exercisable in installments. The first installment of 25% of the total shares will become exercisable on the first anniversary of the date of grant. The remaining 75% of the total shares will be exercisable in equal installments of 6.25% of the total shares on the last day of each full calendar quarter beginning after the first anniversary of the grant date until all shares are fully exercisable on the fourth anniversary of the grant date. The purchase price per share payable upon the exercise of an option (the "option exercise price") will be established by the Compensation Committee, provided that the option exercise price shall be no less than 100% of the fair market value of a share of the Common Stock on the date of grant in the case of an incentive stock option. The option exercise price is payable by certified or official bank check, with the consent of the Compensation Committee, by surrender of shares of Common Stock having a fair market value on the date of the exercise equal to part or all of the option exercise price or by such other payment method as the Compensation Committee may prescribe.

     The total number of shares of Common Stock with respect to which options may be granted to any one employee during any one year period may not exceed 1,500,000 (before the one-for-five reverse stock split).

     Stock Appreciation Rights. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the 2000 Plan. Generally, stock appreciation rights will be exercisable at the same time as any option to which they relate are exercisable. The grantee of a stock appreciation right has the right to surrender the stock appreciation right and to receive from the Company an amount equal to the aggregate appreciation since the date of the grant (or the excess of the fair market value over the option exercise price if the stock appreciation right is granted in connection with an option) in the shares of Common Stock in respect of which such stock appreciation right is being exercised. Payment due upon exercise of a stock appreciation right may be in cash, in Common Stock, or partly in each, as determined by the Compensation Committee in its discretion.

     Restricted Stock. The Compensation Committee may grant or sell restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Compensation Committee shall determine in its discretion. Certificates for the shares of Common Stock covered by a restricted stock award will remain in the possession of the Company until such shares are free of restrictions. Subject to the applicable restrictions, the grantee has the rights of a stockholder with respect to the restricted stock.

     Restricted Stock Units. The Compensation Committee may grant restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Compensation Committee shall determine in its discretion. Restricted stock units are intended to give the recipient the economic equivalent of actual restricted shares of stock, while postponing the tax consequences. A restricted stock unit is an unsecured promise to transfer an unrestricted share of stock at a specified future maturity date (which can be later than the vesting date at which the right to receive the shares becomes nonforfeitable) selected by the recipient of the unit at the time of grant or subsequent thereto.

     Dividend Equivalent Rights. The Compensation Committee may include in any award a dividend equivalent right entitling the recipient to receive amounts equal to the ordinary dividends that would have been paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding.

     Other Stock Based Awards. The 2000 Plan permits the Compensation Committee to grant other stock based awards, such as unrestricted stock, subject to such terms and conditions as the Compensation Committee deems appropriate.

TERMINATION OF EMPLOYMENT OR SERVICE

     Options and Stock Appreciation Rights. Unless the Compensation Committee otherwise specifies, all options and stock appreciation rights will terminate in connection with the grantee's termination of employment or services with the Company or any of its subsidiaries as follows:

          (a) If the termination is for any reason, all unvested options and/or unvested stock appreciation rights will terminate on the date of such termination.

          (b) If the termination is initiated by the Company or any of its subsidiaries for "cause," the grantee's vested options and/or vested stock appreciation rights will terminate immediately.

          (c) If the termination is initiated by the Company or any of its subsidiaries other than for "cause," the grantee's vested options and/or vested stock appreciation rights generally will be exercisable for 90 days after termination.

          (d) If the termination is initiated by the grantee for any reason, the grantee's vested options and/or vested stock appreciation rights generally will be exercisable for 30 days after termination.

          (e) If the termination is because of a "disability," the grantee's vested outstanding options and/or vested stock appreciation rights will generally remain exercisable for one year after the termination.

          (f) If the grantee dies while still employed with or providing service to the Company or any of its subsidiaries or during the period of time when the vested options and/or vested stock appreciation rights are still exercisable under (b)-(e), the grantee's vested options and/or vested stock appreciation rights will be exercisable for 90 days after the grantee's death by the grantee's executor, administrator or designated beneficiary.

In no event will any options or stock appreciation rights be exercisable more than ten years after the date of the grant.

     For purposes of the 2000 Plan, the term "cause" will have the meaning in any then-effective employment agreement between the grantee and the Company or any of its subsidiaries. If there is no such definition of "cause," "cause" means the grantee's : (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its subsidiaries to public ridicule or embarrassment; (d) material violation of the Company's or any of its subsidiaries' policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or any of its subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Compensation Committee, which determination will be final, binding and conclusive. The term "disability," in the case of an incentive stock option will have the meaning given to it by
Section 22(e) of the Code. In the case of nonqualified options and stock appreciation rights, "disability" will have the meaning contained in the then-existing employment agreement, if any, or, if there is no such definition, "disability" means the grantee's physical or mental disability, whether total or partial, and either permanent or so that the grantee, in the good faith judgment of the Compensation Committee, is unable to substantially and competently perform his duties hereunder for a period of 90 consecutive days or for 90 days during a six-month period.

     Restricted Stock. If a grantee's employment or service terminates for any reason, the Company will have the right to require forfeiture of restricted shares in exchange for any amount paid by the grantee for such shares.

     Other Features of the 2000 Plan. The Compensation Committee may amend any outstanding award, including, without limitation any amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions on the award. The Board of Directors may, without stockholder approval, suspend, discontinue, revise or amend the 2000 Plan at any time or from time to time; provided, however, that stockholder approval shall be obtained to the extent necessary to comply with Section 422 of the Code (relating to the grant of incentive stock options) and other applicable law. Unless sooner terminated by the Board of Directors, the provisions of the 2000 Plan respecting the grant of incentive stock options shall terminate on the tenth anniversary of the adoption of the 2000 Plan by the Board of Directors. All awards made under the 2000 Plan prior to its termination shall remain in effect until they are satisfied or terminated.

     In the event of a merger or consolidation of the Company with or into any other corporation or entity, outstanding awards may be assumed or an equivalent option or right may be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Compensation Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards shall, to the extent not exercised, terminate as of the date of the closing of the merger.

     Tax Consequences. The following description of the tax consequences of awards under the 2000 Plan is based on present Federal tax laws, and does not purport to be a complete description of the tax consequences of the 2000 Plan.

     There are generally no Federal tax consequences either to the optionee or to the Company upon the grant of a stock option. On exercise of an incentive stock option, the optionee will not realize any income, and the Company will not be entitled to a deduction for tax purposes, although such exercise may give rise to liability for the optionee under the alternative minimum tax provisions of the Code. However, if the optionee disposes of shares acquired upon exercise of an incentive stock option within two years of the date of grant or one year of the date of exercise, the optionee will recognize compensation income, and the Company will be entitled to a deduction in the amount of the excess of the fair market value of the shares of Common Stock on the date of exercise over the option exercise price (or the gain on sale, if less); the remainder of any gain to the optionee will be treated as capital gain. On exercise of a non-qualified stock option, the amount by which the fair market value of the Common Stock on the date of exercise exceeds the option exercise price will generally be taxable to the optionee as compensation income and will generally be deductible for tax purposes by the Company.

     The grant of a stock appreciation right or restricted stock unit award will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or award, the grantee will include in gross income an amount equal to the fair market value of any shares of Common Stock and/or any cash received, and the Company will be entitled to a tax deduction in the same amount. An award of restricted shares of Common Stock will not result in income for the grantee or in a tax deduction for the Company until such time as the shares are no longer subject to a substantial risk of forfeiture unless the grantee elects otherwise. At that time, the grantee generally will include in gross income an amount equal to the fair market value of the shares of Common Stock less any amount paid for them, and the Company will be entitled to a tax deduction in the same amount.

     Limitations on the Company's Compensation Deduction. Section 162(m) of the Code limits the deduction which the Company may take for otherwise deductible compensation payable to certain executive officers to the extent that compensation paid to such officers for a year exceeds $1.0 million, unless such compensation meets certain criteria. The Company believes that compensation realized from stock options and stock appreciation rights granted under the 2000 Plan generally will satisfy the requirements of Section 162(m) of the Code if the options or stock appreciation rights are granted by a committee of "outside directors" (as defined under Section 162(m)); however, there is no assurance that such awards will satisfy such requirements. In addition, because other awards under the 2000 Plan will generally not meet the requirements of Section 162(m) of the Code, the deduction attributable to any compensation realized under any such awards to the affected executive officers may be limited.

               THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
               STOCKHOLDERS VOTE "FOR" APPROVAL OF THE 2000 PLAN.

                                 MISCELLANEOUS

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC FOR ITS LAST FISCAL YEAR, INCLUDING ANY FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULES THERETO, HAS BEEN MAILED WITH THIS PROXY STATEMENT TO STOCKHOLDERS OF THE COMPANY. THE COMPANY WILL FURNISH ANY EXHIBITS TO THE FORM 10-K TO EACH STOCKHOLDER REQUESTING THEM UPON WRITTEN REQUEST TO THE DIRECTOR, INVESTOR RELATIONS, INFOGRAMES, INC., 417 FIFTH AVENUE, NEW YORK, NY 10016 AND PAYMENT OF A FEE OF $.10 PER PAGE TO COVER COSTS.

     The cost of soliciting proxies will be paid by the Company. The Company has also arranged for reimbursement of brokerage houses, nominees, custodians and fiduciaries for the forwarding of proxy materials to the beneficial owners of shares held of record. Proxies may also be solicited by directors, officers and employees of the Company, but such persons will not be specially compensated for such services.

              SUBMISSION OF STOCKHOLDER PROPOSALS AND NOMINATIONS

     The By-laws contain procedures for stockholder nomination of directors and for other stockholder proposals to be presented before annual stockholder meetings. The By-laws provide that any record owner of stock entitled to be voted generally in the election of directors may nominate one or more persons for election as a director at a stockholders' meeting only if written notice is given to the Secretary of the Company of the intent to make such nomination. The notice must be given not later than the close of business on the 75th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of: (i) the 75th day prior to the scheduled date of such annual meeting or (ii) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Company. Such stockholder's notice shall set forth as to each person whom the stockholder proposes to nominate for election or reelection as a Director: (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Company's capital stock which are beneficially owned by such person on the date of such stockholder notice, (iv) the consent of each nominee to serve as a Director if elected, and (v) such information concerning such person as is required to be disclosed concerning a nominee for election as a Director of the Company pursuant to the rules and regulations under the Exchange Act. A stockholder's notice to the Secretary further shall set forth as to the stockholder giving such notice: (i) the name and address, as they appear on the Company's stock transfer books, of such stockholder and of the beneficial owners (if any) of the Company's capital stock registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s), (ii) the class and number of shares of the Company's capital stock which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice, and (iii) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder or in connection therewith.

     Notwithstanding the foregoing provisions, stockholders wishing to have a proposal included in the Company's proxy statement shall comply with the applicable requirements of the Exchange Act, and the rules and regulations thereunder and shall have the rights provided by Rule 14a-8 under the Exchange Act. In order to be eligible under Rule 14a-8 for inclusion in the Company's proxy statement and accompanying proxy at the next annual meeting of stockholders, stockholder proposals must be received by the Company on or before February 28, 2001.

     A copy of the By-law provisions described above is available upon written request to the Director, Investor Relations, Infogrames, Inc., 417 Fifth Avenue, New York, NY 10016. The person presiding at the meeting is authorized to determine if a proposed matter is properly before the meeting or if a nomination is properly made.

                                 OTHER MATTERS

     The Board knows of no matters other than those listed in the attached Notice of Annual Meeting which are likely to be brought before the Meeting. However, if any other matter properly comes before the Meeting, the persons named on the enclosed proxy card will vote the proxy in accordance with their best judgment on such matter.

                                          By Order of the Board of Directors

                                          DENIS GUYENNOT
                                          Secretary

New York, New York
June 29, 2000

                                                                      APPENDIX A

                              AMENDED AND RESTATED
                            AUDIT COMMITTEE CHARTER

     This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Infogrames, Inc. (the "Company"). The Audit Committee of the Board (the "Audit Committee") shall be appointed by the Board and shall be constituted and have the authority and responsibility described herein. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

ROLE AND INDEPENDENCE; ORGANIZATION

     The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the independence and performance of the Company's internal and external auditors. It may also have such other duties as may from time to time be assigned to it by the Board. The membership of the Audit Committee shall consist of at least three directors who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Audit Committee member shall also meet the independence and financial literacy requirements for serving on audit committees, and at least one member should have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including having been a CEO, CFO or other senior officer with financial oversight responsibilities, all as set forth, and subject to the "phase-in" periods reflected in, the applicable rules of the National Association of Securities Dealers, Inc. (the "NASD"), as may be in effect from time to time.

     The Audit Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management and shall meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions. In discharging its oversight role, the Audit Committee shall have full access to all Company books, records, facilities, personal and outside professionals. The Audit Committee may retain special legal, accounting or other consultants as advisors.

     The Audit Committee shall meet at least four times a year and make a report to the Board following each meeting. Such meetings may be in conjunction with the review of quarterly reports or otherwise and may be in person or telephonic. One member of the Audit Committee shall be appointed as chair. The chair shall be responsible for leadership of the Audit Committee, including scheduling and presiding over meetings, preparing agendas and making regular reports to the Board. The chair will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

RESPONSIBILITIES

     While the Audit Committee has the responsibility and authority set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Audit Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Audit Committee members; accordingly, the Audit Committee's oversight role does not provide any expert or special assurance as to the Company's financial statements or any certification as to the work of the independent auditors. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations.

     Although the Audit Committee may wish to consider other duties from time to time, the general recurring activities of the Audit Committee in carrying out its oversight role are described below. The Audit Committee shall be responsible for:

     - Recommending to the Board, in advance of the annual meeting of stockholders, the independent auditors to be retained (or nominated for stockholder approval) to audit the books, records, accounts and financial statements of the Company, which auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the stockholders.

     - Evaluating, together with the Board, the performance of the independent auditors and, where appropriate, recommending the replacement of such auditors.

     - Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board No. 1. The Audit Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationship that may impact the objectivity and independence of the auditors and shall take or recommend that the Board take appropriate actions to oversee the auditors' independence.

     - Inquiring of the independent auditors whether the auditors believe that there are any material issues in connection with their audits arising out of Section 10A of the Securities Exchange Act of 1934.

     - Reviewing the financial statements on both a quarterly and annual basis and discussing them with management and the independent auditors prior to the publication of such statements. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61 and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments (whether or not recorded), review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures and other such inquiries as the Audit Committee or the independent auditors shall deem appropriate. Based on its review, the Audit Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders, if distributed prior to the filing of the Form 10-K).

     - Issuing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission (the "SEC").

     - Overseeing the relationship with the independent auditors, including discussing with the auditors prior to the audit the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing the audit reports; reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities, including any restrictions on the scope of the activities or access to required information, any changes recommended in the planned scope of the internal audit, and any management letters provided by the auditors and the Company's response to such letters; and providing the auditors full access to the Audit Committee and the Board to report on all appropriate matters.

     - Reviewing significant changes to the Company's auditing and accounting principles and practices as suggested by the independent auditors, internal auditors or management.

     - Reviewing and approving the fees to be paid to the independent auditors and any required special services.

     - Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Audit Committee as a whole or through the Audit Committee chair.

     - Discussing with the independent auditors and management the acceptability and quality of accounting principles and underlying estimates in the financial statements on both an annual and quarterly basis.

     - Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal controls and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors and management's responses.

     - Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, the Company's compliance policies and any material reports or inquiries from regulatory or governmental agencies.

PHASE-IN PERIOD

     The Audit Committee shall take all necessary steps to implement fully the provisions of this Charter by the applicable deadlines set by the NASD and the SEC. Subject to the foregoing, the Audit Committee may implement any of the provisions of this Charter at such times as it may reasonably determine practicable.

                                                                      APPENDIX B

                                INFOGRAMES, INC.

                           2000 STOCK INCENTIVE PLAN

                                                                       JUNE 2000

                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I -- GENERAL................................................   B-2
  1.1   Purpose.....................................................   B-2
  1.2   Administration..............................................   B-2
  1.3   Persons Eligible for Awards.................................   B-2
  1.4   Types of Awards Under Plan..................................   B-3
  1.5   Shares Available for Awards.................................   B-3
  1.6   Definitions of Certain Terms................................   B-3
ARTICLE II -- AWARDS UNDER THE PLAN.................................   B-4
  2.1   Agreements Evidencing Awards................................   B-4
  2.2   No Rights as a Shareholder..................................   B-4
  2.3   Grant of Stock Options, Stock Appreciation Rights and
        Dividend Equivalent Rights..................................   B-5
  2.4   Exercise of Options and Stock Appreciation Rights...........   B-6
  2.5   Termination of Employment...................................   B-7
  2.6   Grant of Restricted Stock...................................   B-7
  2.7   Grant of Restricted Stock Units.............................   B-8
  2.8   Other Stock-Based Awards....................................   B-8
  2.9   Grant of Dividend Equivalent Rights.........................   B-8
  2.10  Forfeiture and Repayment of Awards..........................   B-9
ARTICLE III -- MISCELLANEOUS........................................   B-9
  3.1   Amendment of the Plan; Modification of Awards...............   B-9
  3.2   Tax Withholding.............................................   B-9
  3.3   Restrictions................................................  B-10
  3.4   Nonassignability............................................  B-10
  3.5   Requirement of Notification of Election Under Code Section
        83(b).......................................................  B-10
  3.6   Requirement of Notification Upon Disqualifying Disposition
        Under Code Section 421(b)...................................  B-10
  3.7   Dissolution, Liquidation or Merger..........................  B-10
  3.8   Right of Discharge Reserved.................................  B-11
  3.9   Nature of Payments..........................................  B-11
  3.10  Non-Uniform Determinations..................................  B-11
  3.11  Other Payments or Awards....................................  B-11
  3.12  Section Headings............................................  B-11
  3.13  Effective Date and Term of Plan.............................  B-11
  3.14  Governing Law...............................................  B-12

                                   ARTICLE I

                                    GENERAL

1.1  PURPOSE

     The purpose of the Infogrames, Inc. 2000 Stock Incentive Plan (the "Plan") is to provide officers, other employees and directors of, and consultants to, Infogrames, Inc. (the "Company") and any of its subsidiaries an incentive (a) to enter into and remain in the service of the Company or its subsidiaries, (b) to enhance the long-term performance of the Company or its subsidiaries, and (c) to acquire a proprietary interest in the success of the Company or its subsidiaries.

1.2  ADMINISTRATION

     1.2.1 Subject to Section 1.2.6, the Plan will be administered by the Compensation Committee (the "Committee") of the board of directors of the Company (the "Board"), which will consist of not less than two directors. The members of the Committee will be appointed by, and serve at the pleasure of, the Board. To the extent required for transactions under the Plan to qualify for the exemptions available under Rule 16b-3 ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934 (the "1934 Act"), all actions relating to awards to persons subject to Section 16 of the 1934 Act will be taken by the Board unless each person who serves on the Committee is a "non-employee director" within the meaning of Rule 16b-3 or such actions are taken by a sub-committee of the Committee (or the Board) comprised solely of "non-employee directors". To the extent required for compensation realized from awards under the Plan to be deductible by the Company pursuant to Section 162(m) of the Internal Revenue Code of 1986 (the "Code"), the members of the Committee will be "outside directors" within the meaning of Code Section 162(m). In the absence of a Committee, the Board will administer the Plan and all references to the "Committee" will be deemed to refer to the "Board".

     1.2.2 The Committee will have the authority (a) to exercise all of the powers granted to it under the Plan, (b) to construe, interpret and implement the Plan and any Plan Agreements executed pursuant to Section 2.1, (c) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules governing its own operations, (d) to make all determinations necessary or advisable in administering the Plan, (e) to correct any defect, supply any omission and reconcile any inconsistency in the Plan, and (f) to amend the Plan to reflect changes in applicable law.

     1.2.3 Actions of the Committee will be taken by the vote of a majority of its members. Any action may be taken by a written instrument signed by a majority of the Committee members, and action so taken will be fully as effective as if it had been taken by a vote at a meeting.

     1.2.4 The determination of the Committee on all matters relating to the Plan or any Plan Agreement will be final, binding and conclusive.

     1.2.5 No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any award thereunder.

     1.2.6 Notwithstanding anything to the contrary contained in the Plan: (a) until the Board appoints the members of the Committee, the Plan will be administered by the Board; and (b) the Board may, in its sole discretion, at any time and from time to time, grant awards or resolve to administer the Plan. In either of such foregoing events, the Board will have all of the authority and responsibility granted to the Committee herein.

1.3  PERSONS ELIGIBLE FOR AWARDS

     Awards under the Plan may be made to such directors, officers and other employees of the Company and its subsidiaries (including prospective employees conditioned on their becoming employees), and to such consultants to the Company and its subsidiaries (collectively, "key persons") as the Committee in its discretion selects.

1.4  TYPES OF AWARDS UNDER PLAN

     Awards may be made under the Plan in the form of (a) incentive stock options (within the meaning of Code Section 422), (b) nonqualified stock options, (c) stock appreciation rights, (d) dividend equivalent rights, (e) restricted stock, (f) restricted stock units, and (g) other stock-based awards, all as described in Article II. The term "award" means any of the foregoing. No incentive stock option (other than an incentive stock option that may be assumed or issued by the Company in connection with a transaction to which Code Section 424(a) applies) may be granted to a person who is not an employee of the Company or any of its subsidiaries on the date of grant.

1.5  SHARES AVAILABLE FOR AWARDS

     1.5.1 The total number of shares of common stock of the Company, par value $.01 per share ("Common Stock"), which may be transferred pursuant to awards granted under the Plan will be initially 15,000,000 shares (before the one-for-five reverse stock split) and may be increased annually, commencing January 1, 2001 at the discretion of the Board, by an amount up to 1% of the shares of Common Stock then outstanding. Such shares may be authorized but unissued Common Stock or authorized and issued Common Stock held in the Company's treasury or acquired by the Company for the purposes of the Plan. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan will bear a legend setting forth such restrictions on transferability as may apply to such shares pursuant to the Plan.

     1.5.2 The total number of shares of Common Stock with respect to which stock options and stock appreciation rights may be granted to any one employee of the Company or any of its subsidiaries during any one-year period will not exceed 1,500,000, prior to the reverse stock split.

     1.5.3 Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding award, the number of shares available for awards, the number of shares that may be subject to awards to any one employee, and the price per share of Common Stock covered by each such outstanding award automatically will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares of Common Stock subject to an award. After any adjustment made pursuant to this
Section 1.5.3, the number of shares subject to each outstanding award will be rounded to the nearest whole number.

     1.5.4 Except as provided in this Section 1.5 and in Section 2.3.8, there will not be any limit on the number or the value of the shares of Common Stock that may be subject to awards to any individual under the Plan.

1.6  DEFINITIONS OF CERTAIN TERMS

     1.6.1 The "Fair Market Value" of a share of Common Stock on any day will be determined as follows:

     (a) If the principal market for the Common Stock (the "Market") is a national securities exchange or the NASDAQ Stock Exchange, the last sale price or, if no reported sales take place on the applicable date, the average of the high bid and low asked price of Common Stock as reported for such Market on such date or, if no such quotation is made on such date, on the next preceding day on which there were quotations, provided that such quotations will have been made within the ten (10) business days preceding the applicable date;

     (b) If the Market is the NASDAQ National List, the NASDAQ Supplemental List or another market, the average of the high bid and low asked price for Common Stock on the applicable date, or, if no such quotations will have been made on such date, on the next preceding day on which there were quotations, provided that such quotations were made within the ten
(10) business days preceding the applicable date; or

     (c) If neither paragraph (a) nor (b) applies, the Fair Market Value of a share of Common Stock on any day will be determined in good faith by the Committee.

     1.6.2 The term "incentive stock option" means an option that is intended to qualify for special federal income tax treatment pursuant to Code Sections 421 and 422, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Plan Agreement. Any option that is not specifically designated as an incentive stock option will under no circumstances be considered an incentive stock option. Any option that is not an incentive stock option is referred to in the Plan as a "nonqualified stock option."

     1.6.3 The term "employment" means, in the case of a grantee of an award under the Plan who is not an employee of the Company or any of its subsidiaries, the grantee's association with the Company or any of its subsidiaries as a director, consultant or otherwise.

     1.6.4 A grantee will be deemed to have a "termination of employment" upon ceasing employment with the Company and all of its subsidiaries or by a corporation assuming awards in a transaction to which Code Section 424(a) applies. The Committee may in its discretion determine (a) whether any leave of absence constitutes a termination of employment for purposes of the Plan, (b) the impact, if any, of any such leave of absence on awards made under the Plan, and (c) when a change in a non-employee's association with the Company or any of its subsidiaries constitutes a termination of employment for purposes of the Plan. The Committee will have the right to determine whether the termination of a grantee's employment is a dismissal for "cause" and the date of termination. The Committee may retroactively deem such a date to be the date of the action that is cause for dismissal. Such determinations of the Committee will be final, binding and conclusive.

     1.6.5 The term "cause", when used in connection with termination of a grantee's employment, will have the meaning set forth in any then-effective employment agreement between the grantee and the Company or any of its subsidiaries. In the absence of such an employment agreement provision, "cause" means: (a) conviction or pleading guilty or no contest to any crime (whether or not involving the Company or any of its subsidiaries) constituting a felony in the jurisdiction involved; (b) engaging in any substantiated act involving moral turpitude; (c) engaging in any act which, in each case, subjects, or if generally known would subject, the Company or any of its subsidiaries to public ridicule or embarrassment; (d) material violation of the Company's or any of its subsidiaries' policies, including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information; (e) serious neglect or misconduct in the performance of the grantee's duties for the Company or any of its subsidiaries or willful or repeated failure or refusal to perform such duties; in each case as determined by the Committee, which determination will be final, binding and conclusive.

                                   ARTICLE II

                             AWARDS UNDER THE PLAN

2.1  AGREEMENTS EVIDENCING AWARDS

     Each award granted under the Plan (except an award of unrestricted stock) will be evidenced by a written agreement ("Plan Agreement") which will contain such provisions as the Committee in its discretion deems necessary or desirable. By accepting an award pursuant to the Plan, a grantee thereby agrees that the award will be subject to all of the terms and provisions of the Plan and the applicable Plan Agreement.

2.2  NO RIGHTS AS A SHAREHOLDER

     No grantee of an option or stock appreciation right (or other person having the right to exercise such award) will have any of the rights of a shareholder of the Company with respect to shares subject to such award until the issuance of a stock certificate to such person for such shares. Except as otherwise provided in Section 1.5.3, no adjustment will be made for dividends, distributions or other rights (whether ordinary or extraordinary, and whether in cash, securities or other property) for which the record date is prior to the date such stock certificate is issued.

2.3 GRANT OF STOCK OPTIONS, STOCK APPRECIATION RIGHTS AND DIVIDEND EQUIVALENT RIGHTS

     2.3.1 The Committee may grant incentive stock options and nonqualified stock options (collectively, "options") to purchase shares of Common Stock from the Company, to such key persons, in such amounts and subject to such terms and conditions, as the Committee determines in its discretion, subject to the provisions of the Plan.

     2.3.2 The Committee may grant stock appreciation rights to such key persons, in such amounts and subject to such terms and conditions, as the Committee determines in its discretion, subject to the provisions of the Plan. Stock appreciation rights may be granted in connection with all or any part of, or independently of, any option granted under the Plan. A stock appreciation right granted in connection with a nonqualified stock option may be granted at or after the time of grant of such option. A stock appreciation right granted in connection with an incentive stock option may be granted only at the time of grant of such option.

     2.3.3 The grantee of a stock appreciation right will have the right, subject to the terms of the Plan and the applicable Plan Agreement, to receive from the Company an amount equal to (a) the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over (b) the exercise price of such right as set forth in the Plan Agreement (or over the option exercise price if the stock appreciation right is granted in connection with an option), multiplied by (c) the number of shares with respect to which the stock appreciation right is exercised. Payment upon exercise of a stock appreciation right will be in cash or in shares of Common Stock (valued at their Fair Market Value on the date of exercise of the stock appreciation right) or both, all as the Committee determines in its discretion. Upon the exercise of a stock appreciation right granted in connection with an option, the number of shares subject to the option will be correspondingly reduced by the number of shares with respect to which the stock appreciation right is exercised. Upon the exercise of an option in connection with which a stock appreciation right has been granted, the number of shares subject to the stock appreciation right will be correspondingly reduced by the number of shares with respect to which the option is exercised.

     2.3.4 Each Plan Agreement with respect to an option will set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the option evidenced thereby. The option exercise price per share will be determined by the Committee in its discretion; provided, however, that the option exercise price of an incentive stock option will be at least 100% of the Fair Market Value of a share of Common Stock on the date the option is granted (except as permitted in connection with the assumption or issuance of options in a transaction to which Code Section 424(a) applies), and provided further that in no event will the option exercise price be less than the par value of a share of Common Stock.

     2.3.5 Each Plan Agreement with respect to an option or stock appreciation right will set forth the periods during which such award is exercisable, whether in whole or in part. Such periods will be determined by the Committee in its discretion; provided, however, that no incentive stock option (or a stock appreciation right granted in connection with an incentive stock option) will be exercisable more than 10 years after the date of grant.

     2.3.6 The Committee may in its discretion include in any Plan Agreement with respect to an option (the "original option") a provision that an additional option (the "additional option") will be granted to any grantee who, pursuant to
Section 2.4.3(b), delivers shares of Common Stock in partial or full payment of the exercise price of the original option. The additional option will be for a number of shares of Common Stock equal to the number thus delivered, will have an exercise price equal to the Fair Market Value of a share of Common Stock on the date of exercise of the original option, and will have an expiration date no later than the expiration date of the original option. If a Plan Agreement provides for the grant of an additional option, such Agreement will also provide that the exercise price of the original option be no less than the Fair Market

Value of a share of Common Stock on its date of grant, and that any shares that are delivered pursuant to Section 2.4.3(b) in payment of such exercise price will have been held for at least six months.

     2.3.7 To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the stock with respect to which incentive stock options granted under this Plan and all other plans of the Company and any of its subsidiaries are first exercisable by any employee during any calendar year will exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such options will be treated as nonqualified stock options.

     2.3.8 Notwithstanding the provisions of Sections 2.3.4 and 2.3.5, to the extent required under Code Section 422, an incentive stock option may not be granted under the Plan to an individual who, at the time the option is granted, owns stock possessing more than 10% of the total combined voting power of all classes of stock of his employer corporation or of its parent or subsidiary corporations (as such ownership may be determined under Code Section 422(b)(6)) unless (a) at the time such incentive stock option is granted the option exercise price is at least 110% of the Fair Market Value of the shares subject thereto and (b) the incentive stock option by its terms is not exercisable after the expiration of five years from the date it is granted.

2.4  EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

     Subject to the provisions of this Article II, each option or stock appreciation right granted under the Plan will be exercisable as follows:

     2.4.1 Unless the applicable Plan Agreement otherwise provides, an option or stock appreciation right will become exercisable in installments. The first installment of 25% of the total shares will become exercisable on the first anniversary of the date of grant. The remaining 75% of the total shares will be exercisable in equal installments of 6.25% of the total shares on the last day of each full calendar quarter beginning after the first anniversary of the grant date until all shares are fully exercisable on the fourth anniversary of the grant date. Each installment, once it becomes exercisable, will remain exercisable until expiration, cancellation or termination of the award unless the grantee is terminated for "cause". If the grantee is terminated for "cause", all exercisable options will be forfeited immediately.

     2.4.2 Unless the applicable Plan Agreement provides otherwise, an option or stock appreciation right may be exercised from time to time as to all or part of the shares as to which such award is then exercisable (but, in any event, only for whole shares). A stock appreciation right granted in connection with an option may be exercised at any time when, and to the same extent that, the related option may be exercised. An option or stock appreciation right must be exercised by the filing of a written notice with the Company, on such form and in such manner as the Committee prescribes.

     2.4.3 Any written notice of exercise of an option must be accompanied by payment for the shares being purchased. Such payment will be made: (a) by certified or official bank check (or the equivalent thereof acceptable to the Company) for the full option exercise price; or (b) unless the applicable Plan Agreement provides otherwise, by delivery of shares of Common Stock acquired at least six months prior to the option exercise date and having a Fair Market Value (determined as of the exercise date) equal to all or part of the option exercise price and a certified or official bank check (or the equivalent thereof acceptable to the Company) for any remaining portion of the full option exercise price; or (c) at the discretion of the Committee and to the extent permitted by law, by such other provision as the Committee may from time to time prescribe. Notwithstanding the foregoing, payment methods (a) and (b) are only available while the Common Stock is listed on a national securities exchange or the NASDAQ Stock Exchange.

     2.4.4 Promptly after receiving payment of the full option exercise price, or after receiving notice of the exercise of a stock appreciation right for which payment will be made partly or entirely in shares, the Company will, subject to the provisions of Section 3.3 (relating to certain restrictions), deliver to the grantee or to such other person as may then have the right to exercise the award, a certificate or certificates for the shares of Common Stock for which the award has been exercised. If the method of payment employed upon option exercise so requires, and if applicable law permits, an optionee may direct the Company to deliver the certificate(s) to the optionee's stockbroker.

2.5  TERMINATION OF EMPLOYMENT

     2.5.1 All options and stock appreciation rights not previously exercised will terminate in accordance with Sections 2.5.2 through 2.5.6 upon termination of the grantee's employment, unless otherwise provided in the Plan Agreement.

     2.5.2 If the grantee's employment terminates because of a dismissal by the Company or any of its subsidiaries for "cause", all outstanding exercisable and nonexercisable options will be forfeited immediately.

     2.5.3 If the grantee's employment terminates because of a dismissal by the Company or any of its subsidiaries not for "cause", the grantee may exercise all outstanding exercisable options and stock appreciation rights for 90 days after the termination, but in no event after the expiration of the award set forth in the Plan Agreement.

     2.5.4 If the grantee's employment is terminated because of a "disability", the grantee may exercise all outstanding exercisable options and stock appreciation rights for 12 months after the termination, but in no event after the expiration of the award set forth in the Plan Agreement. In the case of an incentive stock option, the term "disability" for purposes of the preceding sentence will have the meaning given to it by Code Section 22(e). In the case of nonqualified options and stock appreciation rights, the term "disability" for purposes of the first sentence will mean the definition thereof contained in the then-existing employment agreement, if any, or, in the event that no definition is so provided, the date the grantee becomes physically or mentally disabled, whether totally or partially, either permanently or so that the grantee, in the good faith judgment of the Committee, is unable to substantially and competently perform his duties hereunder for a period of 90 consecutive days or for 90 days during a six-month period.

     2.5.5 If the grantee's employment terminates by action of the grantee for any reason, the grantee may exercise all outstanding exercisable options and stock appreciation rights for 30 days after the date of termination, but in no event after the expiration of the award set forth in the Plan Agreement.

     2.5.6 If the grantee dies while employed by the Company or any of its subsidiaries, or during the period in which the grantee's awards are exercisable pursuant to Section 2.5.3, 2.5.4 or 2.5.5, the grantee's estate may exercise all outstanding exercisable options and stock appreciation rights for 90 days after the grantee's death, but in no event after the expiration of the award set forth in the Plan Agreement. Any such exercise of an award following a grantee's death will be made only by the grantee's executor or administrator, unless the grantee's will specifically disposes of such award, in which case such exercise will be made only by the recipient of such specific disposition. If a grantee's personal representative or the recipient of a specific disposition under the grantee's will is entitled to exercise any award pursuant to the preceding sentence, such representative or recipient will be bound by all the terms and conditions of the Plan and the applicable Plan Agreement which would have applied to the grantee including, without limitation, the provisions of Sections
3.3 and 3.7 of the Plan.

2.6  GRANT OF RESTRICTED STOCK

     2.6.1 The Committee may grant restricted shares of Common Stock to such key persons, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion, subject to the provisions of the Plan. Restricted stock awards may be made independently of or in connection with any other award under the Plan. A grantee of a restricted stock award will have no rights with respect to such award unless such grantee accepts the award within such period as the Committee specifies by executing a Plan Agreement in such form as the Committee determines and, if the Committee requires, makes payment to the Company by certified or official bank check (or the equivalent thereof acceptable to the Company) in such amount as the Committee may determine.

     2.6.2 Promptly after a grantee accepts a restricted stock award, the Company will issue in the grantee's name a certificate or certificates for the shares of Common Stock covered by the award. Upon the issuance of such certificate(s), the grantee will have the rights of a shareholder with respect to the restricted stock, subject to the nontransferability restrictions and Company repurchase rights described in Sections 2.6.4 and 2.6.5 and to such other restrictions and conditions as the Committee in its discretion may include in the applicable Plan Agreement.

     2.6.3 Unless the Committee otherwise determines, any certificate issued evidencing shares of restricted stock will remain in the possession of the Company until such shares are free of any restrictions specified in the applicable Plan Agreement.

     2.6.4 Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided in this Plan or the applicable Plan Agreement. The Committee at the time of grant will specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the restricted stock will lapse. Unless the applicable Plan Agreement provides otherwise, additional shares of Common Stock or other property distributed to the grantee in respect of shares of restricted stock, as dividends or otherwise, will be subject to the same restrictions applicable to such restricted stock.

     2.6.5 During the 120 days following termination of the grantee's employment for any reason, the Company will have the right to require the return of any shares to which restrictions on transferability apply, in exchange for which the Company will repay to the grantee (or the grantee's estate) any amount paid by the grantee for such shares.

2.7  GRANT OF RESTRICTED STOCK UNITS

     2.7.1 The Committee may grant awards of restricted stock units to such key persons, in such amounts, and subject to such terms and conditions as the Committee determines in its discretion, subject to the provisions of the Plan. Restricted stock units may be awarded independently of or in connection with any other award under the Plan.

     2.7.2 At the time of grant, the Committee will specify the date or dates on which the restricted stock units become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate. If the grantee's employment by the Company and any of its subsidiaries terminates for any reason, restricted stock units that have not become nonforfeitable will be forfeited and canceled immediately. The Committee at any time may accelerate vesting dates and otherwise waive or amend any conditions of an award of restricted stock units.

     2.7.3 At the time of grant, the Committee will specify the maturity date applicable to each grant of restricted stock units, which may be determined at the election of the grantee. Such date may be later than the vesting date or dates of the award. On the maturity date, the Company will transfer to the grantee one unrestricted, fully transferable share of Common Stock for each restricted stock unit scheduled to be paid out on such date and not previously forfeited. The Committee will specify the purchase price, if any, to be paid by the grantee to the Company for such shares of Common Stock.

2.8  OTHER STOCK-BASED AWARDS

     The Board may authorize other types of stock-based awards (including the grant of unrestricted shares), which the Committee may grant to such key persons, and in such amounts and subject to such terms and conditions, as the Committee in its discretion determines, subject to the provisions of the Plan. Such awards may entail the transfer of actual shares of Common Stock to Plan participants, or payment in cash or otherwise of amounts based on the value of shares of Common Stock.

2.9  GRANT OF DIVIDEND EQUIVALENT RIGHTS

     The Committee may in its discretion include in the Plan Agreement with respect to any award a dividend equivalent right entitling the grantee to receive amounts equal to the ordinary dividends that would be paid, during the time such award is outstanding and unexercised, on the shares of Common Stock covered by such award if such shares were then outstanding. In the event such a provision is included in a Plan Agreement, the

Committee will determine whether such payments will be made in cash, in shares of Common Stock or in another form, whether they will be conditioned upon the exercise of the award to which they relate, the time or times at which they will be made, and such other terms and conditions as the Committee will deem appropriate.

2.10  FORFEITURE AND REPAYMENT OF AWARDS

     Notwithstanding any other provision of this Plan to the contrary, the Committee may provide in any Plan Agreement that any award will be forfeited and any amounts received in connection with any award must be repaid to the Company or any of its subsidiaries upon the occurrence of certain events (including, but not limited to, the grantee's breach of such grantee's employment or service agreement with the Company or any of its subsidiaries or the optionee's violation of covenants relating to employment or service with the Company or any of its subsidiaries).

                                  ARTICLE III

                                 MISCELLANEOUS

3.1  AMENDMENT OF THE PLAN; MODIFICATION OF AWARDS

     3.1.1 The Board may from time to time suspend, discontinue, revise or amend the Plan in any respect whatsoever including the substitution of classes of stock or other securities, in their discretion, except that no such action will materially impair any rights or materially increase any obligations under any award theretofore made under the Plan without the consent of the grantee (or, after the grantee's death, the person having the right to exercise the award). For purposes of this Section 3.1, any action of the Board or the Committee that alters or affects the tax treatment of any award will not be considered to materially impair any rights of any grantee.

     3.1.2 Shareholder approval of any amendment will be obtained to the extent necessary to comply with Code Section 422 (relating to incentive stock options) or other applicable law or regulation.

     3.1.3 The Committee may amend any outstanding Plan Agreement, including, without limitation, by amendment which would accelerate the time or times at which the award becomes unrestricted or may be exercised, or waive or amend any goals, restrictions or conditions set forth in the Agreement. However, any such amendment (other than an amendment pursuant to Section 3.7) that materially impairs the rights or materially increases the obligations of a grantee under an outstanding award will be made only with the consent of the grantee (or, upon the grantee's death, the person having the right to exercise the award).

3.2  TAX WITHHOLDING

     3.2.1 As a condition to the receipt of any shares of Common Stock pursuant to any award or the lifting of restrictions on any award, or in connection with any other event that gives rise to a federal or other governmental tax withholding obligation on the part of the Company relating to an award (including, without limitation, FICA tax), the Company will be entitled to require that the grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy such withholding obligation.

     3.2.2 If the event giving rise to the withholding obligation is a transfer of shares of Common Stock, then, unless otherwise specified in the applicable Plan Agreement, the grantee may satisfy the withholding obligation imposed under
Section 3.2.1 by electing to have the Company withhold shares of Common Stock having a Fair Market Value equal to the amount of tax to be withheld. For this purpose, Fair Market Value will be determined as of the date on which the amount of tax to be withheld is determined (and any fractional share amount will be settled in cash).

3.3  RESTRICTIONS

     3.3.1 If the Committee at any time determines that any consent (as defined in Section 3.2.2) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "plan action"), then such plan action will not be taken, in whole or in part, unless and until such consent will have been effected or obtained to the full satisfaction of the Committee.

     3.3.2 The term "consent" as used herein with respect to any plan action means (a) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (b) any and all written agreements and representations by the grantee with respect to the disposition of shares, or with respect to any other matter, which the Committee deems necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made and (c) any and all consents, clearances and approvals in respect of a plan action by any governmental or other regulatory bodies.

3.4  NONASSIGNABILITY

     Except to the extent otherwise provided in the applicable Plan Agreement, no award or right granted to any person under the Plan will be assignable or transferable other than by will or by the laws of descent and distribution, and all such awards and rights will be exercisable during the life of the grantee only by the grantee or the grantee's legal representative.

3.5  REQUIREMENT OF NOTIFICATION OF ELECTION UNDER CODE SECTION 83(b)

     If any grantee, in connection with the acquisition of shares of Common Stock under the Plan, makes an election permitted under Code Section 83(b) (that is, an election to include in gross income in the year of transfer the amounts specified in Section 83(b)), such grantee must notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Code Section 83(b).

3.6  REQUIREMENT OF NOTIFICATION UPON DISQUALIFYING DISPOSITION UNDER CODE
SECTION 421(b)

     If any grantee makes any disposition of shares of Common Stock issued pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such grantee must notify the Company of such disposition within 10 days thereof.

3.7  DISSOLUTION, LIQUIDATION OR MERGER

     3.7.1 In the event of the proposed dissolution or liquidation of the Company, all outstanding awards will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee. The Committee may, in the exercise of its sole discretion in such instances, accelerate the date on which any award becomes exercisable or fully vested and/or declare that any award will terminate as of a specified date.

     3.7.2 In the event of a merger or consolidation ("Merger") of the Company with or into any other corporation or entity ("Successor Corporation"), outstanding awards may be assumed or an equivalent option or right may be substituted by such Successor Corporation or a parent or subsidiary of such Successor Corporation, unless the Committee determines, in the exercise of its sole discretion, to accelerate the date on which an award becomes exercisable or fully vested. In the absence of an assumption or substitution of awards, awards will, to the extent not exercised, terminate as of the date of the closing of the Merger. For the purposes of this Section 3.7.2, an award will be considered assumed if, for every share of Common Stock subject thereto immediately prior to the Merger, the grantee has the right, following the Merger, to acquire an amount equivalent to the consideration received in the Merger transaction by holders of shares of Common Stock (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares); provided, however, that if such consideration received in the Merger was not solely common stock of the Successor Corporation or its parent, the Committee may, with the consent of the Successor Corporation and the grantee, provide for the consideration to be acquired pursuant to the award, for each share of Common Stock subject thereto, to be solely common stock of the Successor Corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Merger. For purposes hereof, the term "Merger" will include any transaction in which another corporation acquires all of the issued and outstanding Common Stock of the Company.

     3.7.3 If the Common Stock is no longer listed on the NASDAQ stock exchange or any other national securities exchange, the Committee will be authorized to make such amendments to the Plan as are deemed necessary and appropriate in such circumstances, including determining the Fair Market Value of the Common Stock of the Company for purposes of the Plan in accordance with Section 1.6.1(c).

3.8  RIGHT OF DISCHARGE RESERVED

     Nothing in the Plan or in any Plan Agreement will confer upon any grantee the right to continue in the employ of the Company or any of its subsidiaries or affect any right which the Company or any of its subsidiaries may have to terminate such employment.

3.9  NATURE OF PAYMENTS

     3.9.1 Any and all grants of awards and issuances of shares of Common Stock under the Plan will be in consideration of services performed by the grantee for the Company or any of its subsidiaries.

     3.9.2 All such grants and issuances will constitute a special incentive payment to the grantee and will not be taken into account in computing the amount of salary or compensation of the grantee for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or any of its subsidiaries or under any agreement between the Company or any of its subsidiaries and the grantee, unless such plan or agreement specifically provides otherwise.

3.10  NON-UNIFORM DETERMINATIONS

     The Committee's determinations under the Plan need not be uniform and may differ among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee will be entitled, among other things, to make non-uniform and different determinations, and to enter into non-uniform and different Plan agreements, as to (a) the persons to receive awards under the Plan, (b) the terms and provisions of awards under the Plan, and (c) the treatment of leaves of absence pursuant to Section 1.6.4.

3.11  OTHER PAYMENTS OR AWARDS

     Nothing contained in the Plan will be deemed in any way to limit or restrict the Company or any of its subsidiaries from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

3.12  SECTION HEADINGS

     The section headings contained in this Plan are for the purpose of convenience only and are not intended to define or limit the contents of the sections.

3.13  EFFECTIVE DATE AND TERM OF PLAN

     3.13.1 The Plan was adopted by the Board on June 27, 2000, subject to approval by the Company's shareholders. All awards under the Plan prior to such shareholder approval are subject in their entirety to such approval. If such approval is not obtained prior to the first anniversary of the date of adoption of the Plan, the Plan and all awards thereunder will terminate on that date.

     3.13.2 Unless sooner terminated by the Board, the provisions of the Plan relating to the grant of incentive stock options will terminate on the day before the tenth anniversary of the adoption of the Plan by the Board, and no incentive stock option awards will thereafter be made under the Plan. All awards made under the Plan prior to its termination will remain in effect until such awards have been satisfied or terminated in accordance with the terms and provisions of the Plan and the applicable Plan Agreements.

3.14  GOVERNING LAW

     All rights and obligations under the Plan will be construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflict of laws.

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                                INFOGRAMES, INC.

                                 July 25, 2000

              * Please Detach and Mail in the Envelope Provided *
--------------------------------------------------------------------------------
         PLEASE MARK YOUR
A  [X]   VOTES AS IN THIS
         EXAMPLE.

                   FOR all nominees                    WITHHOLD
               listed at right (except                AUTHORITY to
                   as marked to the              vote for all nominees
                  contrary at right)                listed at right

1. ELECTION OF          [  ]                              [  ]
   DIRECTORS:

   To elect the nominees listed at right to Class I and Class II of the Board of
   Directors:

   (INSTRUCTION: To withhold authority to               Nominees:
   vote for any individual nominee, strike                  Class I
   a line through the nominee's name in the                 DENIS GUYENNOT
   list at right.)                                          ANNE E. KRONEN

                                                            Class II
                                                            STEVEN A. DENNING
                                                            THOMAS SCHMIDER

2. APPROVAL OF AUDITORS: To ratify and       FOR       AGAINST     ABSTAIN
   approve the appointment of Deloitte &    [   ]       [   ]       [   ]
   Touche LLP as the independent auditors
   for the fiscal year ended March 31,
   2000, the transitional fiscal year
   ending June 30, 2000 and the fiscal
   year ending June 30, 2001.

3. APPROVAL OF THE 2000 STOCK INCENTIVE
   PLAN: To approve and adopt the           [   ]       [   ]       [   ]
   Company's 2000 Stock Incentive Plan.

   and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL NOMINEES FOR ELECTION AND FOR PROPOSALS 2 AND 3.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED UNDER ELECTION OF DIRECTORS AND FOR PROPOSALS 2 AND 3.

   Receipt of the Notice of Annual Meeting and of the Proxy Statement and Annual Report on Form 10-K for the fiscal year ended March 31, 2000 of the Company accompanying the same is hereby acknowledged.

   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                       Dated:            , 2000
----------------------------------------------------          -----------
(SIGNATURE OF STOCKHOLDER)


----------------------------------------------------
(SIGNATURE OF STOCKHOLDER)


NOTE: Please sign exactly as your name(s) appears on your stock certificate.
      If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which you are signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.
--------------------------------------------------------------------------------